UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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COSÌ, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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COSÌ, INC.
1751 Lake Cook Road, Suite 600
Deerfield, Illinois 60015
April [•], 2010
Dear Fellow Stockholders:
You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Così, Inc. (“Così”, the “Company”, “we”, “us” or “our”), which will be held on [•],[•], 2010, commencing at [•] a.m. local time, at [•].
At the annual meeting, you will be asked to consider and vote upon the election of three directors, to ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm, and to re-approve the material terms of performance goals under the Company’s 2005 Omnibus Long-Term Incentive Plan. Additionally, you will be asked to approve an amendment to our Amended and Restated Certificate of Incorporation to permit the Board of Directors to effectuate a reverse stock split to increase the per share market price of Cosi’s common stock to satisfy the continued listing requirements of The Nasdaq Global Market. Each of these proposals is more fully described in the Notice of Annual Meeting and Proxy Statement that follows.
We hope that you will find it convenient to attend in person. Whether or not you expect to attend, please promptly date, sign and mail the enclosed proxy in the return envelope provided to ensure your representation at the Annual Meeting and the presence of a quorum. If you do attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.
A copy of the Company’s Annual Report to Stockholders, which includes a copy of the Company’s Form 10-K for the fiscal year ended December 28, 2009, is being provided to each of the Company’s stockholders with this Proxy Statement. Additional copies may be obtained by writing to Così, Inc., 1751 Lake Cook Road, Suite 600, Deerfield, Illinois 60015, Attention: Investor Relations.
YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to mark, sign and date the enclosed proxy and return it promptly in the enclosed envelope to ensure that your shares will be represented. If you attend the meeting, you will, of course, have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.
On behalf of the directors, officers and employees of Così, we would like to express the Company’s appreciation for your continued support.

Mark Demilio	James Hyatt,
Chairman of the Board	President and Chief Executive Officer

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COSÌ, INC.
1751 Lake Cook Road, Suite 600
Deerfield, Illinois 60015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On [•], 2010
Dear Stockholders:
The 2010 Annual Meeting of Stockholders of Così, Inc., a Delaware corporation (“Così”, the “Company”, “we”, “us” or “our”), will be held at [•] a.m. local time on [•],[•], 2010, at [•]. The items of business to be transacted at the Annual Meeting are:
1.	To elect three directors to serve for a three-year term expiring at the 2013 Annual Meeting of Stockholders and until their successors are elected and qualified.

2.	To consider and ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2010.

3.
To consider and vote upon an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect, at any time prior to the next Annual Meeting, a reverse stock split of the outstanding and treasury shares of the Company’s common stock having a split ratio ranging from one-for-two to one-for-twenty (“Split Ratio”), as such Split Ratio shall be determined by the board of directors of the Company to be in the best interests of the Company and its stockholders, and pay to the Company’s stockholders cash in lieu of fractional shares at fair market value. The Board of Directors reserves the right, after stockholder approval, to forego or postpone the filing of the amendment to the Amended and Restated Certificate of Incorporation to effect a reverse stock split if it determines that action not to be in the best interest of Cosi and its stockholders.

4.
To consider and re-approve the material terms of performance goals under the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan (the “Plan”) to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended. No increase in shares available for awards under the Plan is being proposed.

5.	To consider and act upon such other business as may properly come before the Annual Meeting.

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The Board of Directors recommends that you vote FOR the three nominees for director, FOR the ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm, FOR the approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation to permit the Board of Directors to effect a reverse stock split of the outstanding and treasury shares of the Company’s common stock and pay to the Company’s stockholders cash in lieu of fractional shares at fair market value, and FOR the re-approval of material terms of performance goals under the Company’s 2005 Omnibus Long-Term Incentive Plan.
The Board of Directors has fixed the close of business on April 5, 2010 as the record date for the determination of stockholders entitled to notice of and to vote on any matters that may properly come before the Annual Meeting and at any adjournments or postponements thereof.

By order of the Board of Directors,

William E. Koziel
Secretary

Dated:	April [•], 2010
Deerfield, Illinois
YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to mark, sign and date the enclosed proxy and return it promptly in the enclosed envelope to ensure that your shares will be represented. If you attend the meeting, you will, of course, have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

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COSÌ, INC.
1751 Lake Cook Road, Suite 600
Deerfield, Illinois 60015

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
[•], 2010
SOLICITATION OF PROXIES
This Proxy Statement is furnished to you by the Board of Directors of Così, Inc., a Delaware corporation (“Così”, the “Company”, “we”, “us”, or “our”), in connection with the solicitation of proxies to be voted at our 2010 Annual Meeting of Stockholders and at any adjournment or postponement of the meeting (the “Annual Meeting”). Our Annual Meeting will be held at [•] a.m. local time on [•],[•], 2010, at [•], for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. All stockholders are entitled and encouraged to attend the Annual Meeting in person. Whether or not you expect to attend, please promptly date, sign and mail the enclosed proxy in the return envelope provided to ensure your representation at the Annual Meeting and the presence of a quorum. If you do attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person. This Notice of Annual Meeting, Proxy Statement, Proxy Card and the accompanying Così, Inc. 2009 Annual Report, which includes the Annual Report on Form 10-K, are being mailed to our stockholders on or about April [•], 2009.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON [•], 2010.
This Proxy Statement, the Notice of Annual Meeting of Stockholders
and Our Annual Report to Stockholders are available at
http://phx.corporate-ir.net/phoenix.zhtml?c=131610&p=irol-IRHOME
In voting by proxy with regard to the election of directors, stockholders may vote in favor of each nominee or withhold their votes as to each nominee. In voting by proxy with regard to the ratification of the appointment of our independent registered public accounting firm, approval of the reverse stock split, and the re-approval of material terms of performance goals under the Company’s 2005 Omnibus Long-Term Incentive Plan, stockholders may vote in favor of the proposal or against it, or may abstain from voting. All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted in accordance with the directions given and, in connection with any other business that may properly come before the Annual Meeting, in the discretion of the persons named in the proxy.

If no direction is given on a proxy with respect to a proposal, the proxy will be voted “FOR” the slate of directors described below under “ELECTION OF DIRECTORS”, “FOR” the ratification of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the current year, “FOR” the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the outstanding and treasury shares of the Company’s common stock and pay to the Company’s stockholders cash in lieu of fractional shares at fair market value, and “FOR” the re-approval of material terms of performance goals under the Company’s 2005 Omnibus Long-Term Incentive Plan. As to any other matter of business that may be brought before the Annual Meeting, such proxy will be voted in accordance with the judgment of the persons named in the proxy.
A stockholder who has given a proxy may revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of Così, by submitting a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.
VOTING SECURITIES
The Board of Directors has fixed the close of business on April 5, 2010 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting. Holders of record of the Company’s common stock as of the close of business on April 5, 2010 will be entitled to one vote for each share held. On April 5, 2010, there were 51,314,151 shares of the Company’s common stock, par value $0.01 per share, outstanding, all of which are entitled to vote with respect to all matters acted upon at the Annual Meeting.
A majority of the outstanding shares of common stock, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a plurality of the votes cast by holders of shares of common stock represented at the meeting and entitled to vote is required for the election of directors. The affirmative vote of a majority of the votes cast by stockholders who are entitled to vote and are present in person or represented by proxy at the meeting is required for the ratification of BDO Seidman, LLP, as the Company’s independent registered public accounting firm, and the proposal to re-approve the material terms of performance goals under the Company’s 2005 Omnibus Long-Term Incentive Plan. The affirmative vote of holders of a majority of the outstanding shares of Cosi Common Stock entitled to vote at the Annual Meeting is required to approve the Company’s proposal to approve the amendment to the Company’s Amended and Restated Certificate of Incorporation to authorize the Board of Directors to effect a reverse stock split.
Abstentions with respect to the proposal related to the election of directors will be counted as present for purposes of determining a quorum but will have no effect on the election of directors. Abstentions with respect to the ratification of BDO Seidman, LLP, as the Company’s independent registered public accounting firm, the amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split the proposal to re-approve the materials terms of performance goals under the Company’s 2005 Omnibus Long-Term Incentive Plan will be counted as present for purposes of determining a quorum and will have the same effect as a vote against such matter.

If you are a beneficial owner whose shares are held in an account by a broker, you must instruct the broker on how to vote your shares. If you do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. This is called a “broker non-vote”. In these cases, the broker can register your shares as being present at the meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required. The practical effect of a broker non-vote will be the reduction of the total number of affirmative votes required to achieve a majority vote for such matter by reducing the total number of shares from which a majority is calculated, since the broker non-votes will not be deemed to be entitled to vote on that proposal.
Brokers will not have discretionary voting power to vote on the election of directors or the re-approval of material terms of performance goals under the Company’s 2005 Omnibus Long-Term Incentive Plan. Brokers will have discretionary voting power to vote on the ratification of BDO Seidman, LLP, as the Company’s independent registered public accounting firm and with respect to the amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split. Because approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split requires the affirmative vote of a majority of the outstanding shares, a broker non-vote with respect to such proposal will have the same effect as a vote “Against” the proposal. A broker non-vote on any matter for which the vote required is a plurality or a majority of the votes cast, as in the case of the election of Directors, the ratification of BDO Seidman, LLP and the proposal to re-approve the material terms of performance-goals under the Company’s 2005 Omnibus Long-Term Incentive Plan, will not affect the outcome of such vote.
If your shares are registered in your name with the Company’s transfer agent, American Stock Transfer and Trust Company, then you are the “shareholder of record” of those shares. This Notice of Annual Meeting and Proxy Statement and any accompanying documents have been provided directly to you by Cosi. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares. This Notice of Annual Meeting and Proxy Statement and any accompanying documents have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet if available.
As permitted by the Securities Exchange Act of 1934, as amended, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless the stockholders have notified us of their desire to receive multiple copies of our proxy statement. This is known as householding.
We will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies for this year or future years should be directed to Così, Inc., 1751 Lake Cook Road, Suite 600, Deerfield, Illinois 60015, Attention: Investor Relations.
Stockholders of record residing at the same address and currently receiving multiple copies of this proxy statement may contact our Corporate Secretary to request that only a single copy of our proxy statement be mailed in the future.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
As of April 5, 2010, the following are the only persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding shares of common stock.
Beneficial Owners of More Than 5% Stock

Name and Address of	Shares of Common Stock		Percent of Common Stock
Beneficial Owner	Beneficially Owned		Beneficially Owned (1)
Ronald J. Juvonen	7,064,227	(2)	13.77%
c/o Downtown Associates, L.L.C. 674 Unionville Road, Suite 105 Kennett Square, Pennsylvania 19348

Daniel O’Byrne, Vice President	4,975,813	(3)	9.7%
Royce & Associates, L.L.C. 745 Fifth Avenue New York, New York 10151

ZAM Equities, L.P.	4,619,064	(4)	9.0%
c/o Morton Holdings, Inc. 283 Greenwich Avenue Greenwich, Connecticut 06830

Greek Investments, Inc.	3,118,548	(5)	6.1%
Harbour House Queen Street Grand Turk Turks and Caicos Islands

(1)
Ownership percentages are based on 51,314,151 shares of common stock outstanding as of April 5, 2010. With respect to each person, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of outstanding shares at such date and the number of shares such person has the right to acquire upon exercise of options or warrants that are currently exercisable or are exercisable on or before June 4, 2010.

(2)
This information is based on a Form 4/A filed with the SEC on January 25, 2010 by Ronald Juvonen, c/o Downtown Associates, L.L.C. According to the Form 4/A, 7,064,227 shares or 13.77% of the total shares outstanding of the Company’s common stock are held by Downtown Associates I, L.P. and Downtown Associates II, L.P (collectively, the “Downtown Funds”). Mr. Juvonen’s indirect interest in the securities held by the Downtown Funds is limited to his pecuniary interest, if any, in the Downtown Funds.

(3)
This information is based on a Schedule 13G/A filed with the SEC on February 8, 2010, by Royce & Associates, L.L.C., a registered investment advisor. According to the Schedule 13G/A, Royce & Associates, L.L.C. beneficially owns and has sole voting and sole dispositive power over 4,975,813 shares or 9.7% of the total shares outstanding of the Company’s common stock, and various funds managed by Royce & Associates, L.L.C. have the right to receive or the power to direct the receipt of dividends or proceeds from the sale of the shares. The interest of one account, Royce Value Plus Fund, a registered investment company managed by Royce & Associates, L.L.C., amounted to 4,975,813 shares or 9.7% of the total shares outstanding of the Company’s common stock.

(4)
This information is based on a Schedule 13G/A filed with the SEC on February 16, 2010, by ZAM Equities, L.P. (“ZAM Equities”), a Delaware limited partnership, Morton Holdings, Inc. (“Morton Holdings”), a Delaware corporation, and Philip B. Korsant (“Korsant”). According to the Schedule 13G/A, ZAM Equities, Morton Holdings, and Korsant, collectively, beneficially own and have shared voting and shared dispositive power over 4,619,064 shares or 9.0%, and Morton Holdings, as the general partner of ZAM Equities, and Korsant, as the sole shareholder of Morton Holdings, may have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares held in the name of ZAM Equities.

(5)
This information is based on a Schedule 13G filed with the SEC on January 22, 2010, by Greek Investments, Inc (“Greek Investments”), a corporation organized in the Turks and Caicos Islands, Jorge Constantino (“J Constantino”), and Panavotis Constantino (“P Constantino”). According to the Schedule 13G, Greek Investments, J Constantino and P Constantino, collectively, beneficially own and have shared voting and shared dispositive power over 3,118,548 shares or 6.1% of the total shares outstanding of the Company’s common stock.

The determination that there were no other persons, entities, or groups known to the Company to beneficially own more than 5% of the Company’s common stock was based on a review of the Company’s internal records and of all statements filed with respect to the Company since the beginning of the past fiscal year with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Security Ownership of Management and Directors
The following table sets forth certain information regarding ownership of the Company’s common stock as of April 5, 2010, by (i) each of the members of the Company’s Board of Directors, (ii) each of the Company’s executive officers named in the “Summary Compensation Table” under “Executive Compensation” below, and (iii) all directors and executive officers of the Company as a group. All shares were owned directly with sole voting and investment power unless otherwise indicated.
Security Ownership of Management and Directors

	Shares of Common Stock		Percent of Common Stock
	Beneficially		Beneficially
Name of Beneficial Owner (1)	Owned		Owned (2)
Mark Demilio	261,671		*
Robert Merritt	306,393		*
Creed L. Ford, III	462,364		*
Michael O’Donnell	70,286		*
Karl Okamoto	64,527		*
James Hyatt	440,062	(3)	*
William Koziel	305,256	(4)	*
Paul Bower	91,519		*
Vicki Baue	138,549	(5)	*
Becky Iliff	53,931		*
All executive officers and directors as a group (11 persons)	2,392,157	(6)	4.66%

*	Represents less than 1%.

(1)	Each person listed in the table is or was a director or named executive officer of the Company, with an address at c/o Così, Inc., 1751 Lake Cook Road, Suite 600, Deerfield, Illinois 60015.

(2)
Ownership percentages are based on 51,314,151 shares of common stock outstanding as of April 5, 2010, and shares represented by options and warrants that are exercisable on or before June 4, 2010. With respect to each person, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of outstanding shares at such date and the number of shares such person has the right to acquire upon exercise of options or warrants that are currently exercisable or are exercisable on or before June 4, 201.

(3)	Includes 195,000 deferred restricted stock units that have vested or that vest within 60 days.

(4)	Includes 79,956 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $4.95 per share.

(5)	Includes 25,000 shares of common stock issuable upon exercise of outstanding options at a weighted average exercise price of $5.20 per share.

(6)
These 11 persons include all current members of the Company’s Board of Directors and the executive officers detailed under “Information About the Nominees, the Continuing Directors and Executive Officers” below.

CORPORATE GOVERNANCE
Role of the Board of Directors
General. Our business is managed under the direction of our Board of Directors (the “Board”) pursuant to the Delaware General Corporation Law and our Amended and Restated By-laws (the “By-laws”). Our Board, which is elected by the stockholders, is the ultimate decision-making body of the Company except with respect to those matters reserved to the stockholders. The Board of Directors selects the Chief Executive Officer and other members of the senior management team, which is charged with the conduct of the Company’s business. Although management is responsible for the day-to-day business operations of the Company, having selected the senior management team, the Board acts as an advisor and counselor to senior management and ultimately monitors its performance. Our Board is kept advised of the Company’s business through discussions with the Chief Executive Officer and other officers of the Company, by reviewing reports, analyses and materials provided to them, and by participating in Board and Board committee meetings. The Board has oversight with respect to the strategic direction and key policies of the Company. The Board approves major initiatives, advises on significant financial and business objectives and monitors progress with respect to such matters.
Succession Planning. The Board also plans for succession to the position of Chief Executive Officer (“CEO”) as well as certain other senior management positions. To assist the Board, the CEO annually provides the Board with an assessment of senior executives and of their potential to succeed him or her. The CEO also provides the Board with an assessment of persons considered potential successors to certain senior executive positions.
Composition and Membership of the Board of Directors
Board Size. It is the policy of the Company that the number of directors not exceed a number that can function efficiently as a body. The Board’s optimum size is five to ten members but, as required by our By-laws, may not be less than three members. The Nominating/Corporate Governance Committee, in consultation with the Chairman and the CEO, considers and makes recommendations to the Board concerning the appropriate size and needs of the Board. The Nominating/Corporate Governance Committee considers candidates to fill new positions created by expansion and vacancies that occur by resignation, retirement or for any other reason.
Selection Criteria. Pursuant to our Board of Director Candidate Guidelines, the Nominating/Corporate Governance Committee will consider and evaluate director candidates based upon certain minimum qualifications, as set forth in Exhibit A attached hereto. Based upon recommendations of the Nominating/Corporate Governance Committee and following an independent evaluation by the Board, candidates are selected for, among other things, their character, judgment, business experience and acumen and skills that are complementary to the needs of the Company, leadership and their ability to exercise sound judgment. In addition, directors should be willing to devote sufficient time to fulfill their obligations to the Company and its stockholders.

Diversity. Our Nominating/Corporate Governance Committee identifies, evaluates and recommends candidates to become members of the Board of Directors with the goal of creating a balance of knowledge, experience and diversity. Stockholders may also recommend candidates to the Nominating/Corporate Governance Committee in accordance with the procedures set forth in the Nominating/Corporate Governance Committee Charter (see the section below captioned “Nomination Process”). The Board considers diversity when considering Director nominees, taking into consideration not only diversity of national origin, gender, age and race but also of profession and experience. Although diversity is included as a selection criteria under our Nominating and Corporate Governance charter, our Board has not at this time adopted a separate diversity policy.
Terms and Term Limits. The Board is divided into three classes serving staggered three-year terms. The Board does not favor term limits for directors but believes that it is important to monitor overall Board performance.
Board Action and Committees. It is the general policy of the Company that all major decisions be considered by the Board as a whole. As a consequence, the committee structure of the Board is limited to those committees considered to be basic to, or required for, the operation of a publicly-owned company. Currently, these committees are the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee.
Committee Members. The members of these committees are recommended to the Board by the Nominating/Corporate Governance Committee in consultation with the Chief Executive Officer. The committees are comprised solely of independent directors. The membership of these three committees is rotated from time to time. The current members of each of these committees are identified below under the heading “Board Committees”.
Functioning of the Board of Directors
Meeting Schedule. The Board sets the annual schedule of Board and Board committee meetings. Our Board holds a minimum of four regular meetings per year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Committee meeting schedules are recommended by each committee in order to meet the responsibilities of that committee.
Agenda. The Chairman of the Board sets the agenda for Board meetings with the understanding that certain items pertinent to the advisory and monitoring functions of the Board be brought to it periodically by the CEO for review. For example, the annual corporate budget is reviewed by the Board. Agenda items that fall within the scope of responsibilities of a Board committee are reviewed with that committee. Any member of the Board may request that an item be included on the agenda.
Board Materials. Board materials related to agenda items are provided to Board members sufficiently in advance of Board meetings where necessary to allow the directors to prepare for discussion of the items at the meeting.
Senior Management Presence. At the invitation of the Board, members of senior management recommended by the Chairman and Chief Executive Officer attend Board meetings or portions thereof for the purpose of participating in discussions. Generally, presentations of matters to be considered by the Board are made by the manager responsible for that area of the Company’s operations.

Director Access to Management and Corporate and Independent Advisors. Board members have free access to all other members of management and employees of the Company and, as necessary and appropriate, Board members may consult with independent legal, financial and accounting advisors to assist in their duties to the Company and its stockholders.
Director Attendance. Directors are expected to attend all meetings and to have reviewed prior to the meetings, all written materials distributed to them in advance. The Board held four regularly scheduled Board meetings in fiscal 2009. The Board held ten special meetings in fiscal 2009. All directors attended 75% or more of the Board meetings during the time period in which they were directors. Each director attended 75% or more of the Board committee meetings on which such director served during fiscal 2009. In addition, the Board encourages all of its directors to attend the Company’s Annual Stockholders’ Meeting. Six directors attended the 2009 Annual Stockholders’ Meeting.
Board and Committee Self-Evaluations. The Board, and each committee of the Board, are required to conduct a self-evaluation of their performance at least annually.
New-Director Orientation. The Board works with management to schedule new-director orientation programs. Orientation is designed to familiarize new directors with the Company and the restaurant industry as well as Company personnel, facilities, strategies and challenges.
Director Independence
It is the policy of the Company that the Board consist of a majority of independent directors, who meet the independence requirements of the Nasdaq Marketplace Rules.
The Board has affirmatively determined that five of its six directors, including all members of the Audit, Compensation and Nominating/Corporate Governance Committees, are “independent” as defined by the listing standards of The Nasdaq Global Market (“Nasdaq”) and all applicable rules and regulations of the SEC. The five independent directors are Mark Demilio, Creed L. Ford, III, Robert Merritt, Michael O’Donnell and Karl Okamoto.

Board Leadership Structure
The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that the right Board leadership may vary as circumstances warrant. Consistent with this understanding, the independent directors will consider the Board’s leadership structure on an annual basis. In 2007, the Board amended its Amended and Restated By-Laws to provide that the Chairman of the Board and the Chief Executive Officer of the corporation shall be two different persons. Since then, the chairmanship has been a non-executive position. The Chairman of the Board serves in that capacity until an election by the independent directors. In accordance with our corporate governance principles, if the Chairman of the Board is not independent, the independent directors will also elect a Presiding Director, who shall be an independent director, whose responsibilities include, among others, calling meetings of the independent directors and presiding over executive sessions of the independent directors. In March 2010, the independent directors elected Mark Demilio, an independent director, as Chairman of the Board.
The Board’s Role in Risk Oversight
Management of the Company is primarily responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management. The Board executes its oversight responsibility for risk management directly and through its Committees, as follows:
The Audit Committee oversees the Company’s financial and management risk programs, including accounting and audit-related exposure, and the steps management has taken to monitor and control such exposures. The Company’s Director of Internal Audit reports independently to the Audit Committee, and the Audit Committee reviews the scope and methodology of the internal audit process. The Audit Committee meets quarterly with and receives reports from management, the Director of Internal Audit, and the Company’s independent certified public accounting firm to review the Company’s major financial risks or exposures. Periodically, the Audit Committee meets in executive session with the Company’s independent certified public accounting firm, and it meets in executive session with the Company’s Director of Internal Audit at least once annually. Between meetings, the Director of Internal Audit has direct access to the Audit Committee as necessary. For additional information, see the sections below captioned “Board Committees — Audit Committee” and “Report of the Audit Committee”.
The Chairman of the Audit Committee, along with the General Counsel and Chief Compliance Officer, is copied on the transcripts of all calls received through the Company’s whistleblower hotline, and the General Counsel and Chief Compliance Officer reports to the Audit Committee on the results of investigations and other legal developments.
The Board’s other committees — Compensation and Nominating/Corporate Governance — oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive and compensation generally. The Board of Directors is kept abreast of its Committees’ risk oversight and other activities via reports by the Chair of each Committee to the full Board. These reports are presented at regular Board meetings and include discussions of Committee agenda topics, including matters involving risk oversight. For additional information, see the sections below captioned “Board Committees — Compensation Committee” and “Nominating / Corporate Governance Committee”.

The Board considers specific risk topics, including risks associated with our strategic plan, our capital structure and our development activities. Throughout the year, our Board provides guidance to management regarding our strategy and helps to refine our operating plans to implement our strategy. Each year, the Board reviews and discusses with executive management our long-term operating plans and overall corporate strategy. A discussion of key risks to the plans and strategy as well as risk mitigation plans and activities is led by the CEO and CFO as part of the meeting. In addition, the Board receives detailed regular reports from the members of our executive leadership team — the heads of our principal business and corporate functions — that include discussions of the risks and exposures involved in their respective areas of responsibility. These reports are provided in connection with regular Board meetings and are discussed, as necessary, at Board meetings. Further, the Board is routinely informed of developments at and affecting the Company that could affect our risk profile or other aspects of our business.
Executive Sessions
The Company believes that regular scheduling of meetings of non-management directors is important in order to foster better communication among non-management directors. Accordingly, the independent directors meet without any management directors or employees present at least twice each year in executive sessions.
Corporate Governance Principles
The Board adopted Corporate Governance Principles that, along with the charters of the Board committees, provide the framework for governing the operation of the Board of Directors and its committees and for guiding the Board and our senior management team in the execution of their responsibilities. The Board’s Nominating/Corporate Governance Committee is responsible for overseeing and reviewing the Corporate Governance Principles from time to time and recommending any proposed changes to the Board for approval. The Corporate Governance Principles are available on the Company’s website at www.getcosi.com.

Board Committees
The Board has three committees: Audit, Compensation and Nominating/Corporate Governance. The membership of each committee as of April 5, 2010 and the function of each committee are described below.

	Audit		Compensation		Nominating/Corporate
Director	Committee(1)		Committee(2)		Governance Committee(3)

Jim Hyatt
Mark Demilio
Creed L. Ford, III	X				X	*
Robert Merritt					X
Michael O’Donnell	X	**	X
Karl Okamoto	X		X	*

*	Chair

**	Chair and “Audit Committee Financial Expert”

(1)
From January 2009 until March 2010, the Audit Committee was comprised of Mark Demilio (Chair), Michael O’Donnell, and Karl Okamoto. In March 2010, Michael O’Donnell was appointed as Chair of the Audit Committee and Creed Ford, III was appointed to the Audit Committee to replace Mark Demilio.

(2)
From January 2009 until March 2010, the Compensation Committee was comprised of Michael O’Donnell (Chair) and Karl Okamoto. In March 2010, Karl Okamoto was appointed as Chair of the Compensation Committee.

(3)
From January 2009 until March 2010, the Nominating/Corporate Governance Committee was comprised of Mark Demilio (Chair) and Creed Ford, III. In March 2010, Creed Ford, III was appointed as Chair of the Nominating/Corporate Governance Committee and Robert Merritt was appointed to the Committee to replace Mark Demilio.

Audit Committee. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The functions of the Audit Committee include, without limitation, (i) responsibility for the appointment, compensation, termination, retention and oversight of the Company’s internal auditor and independent registered public accounting firm, (ii) review and pre-approval of all auditing, non-audit and internal control-related services provided to the Company by the independent registered public accounting firm, other than as may be allowed by applicable law, and (iii) review of the annual audited and quarterly consolidated financial statements. The Company’s Amended and Restated Audit Committee Charter, which describes all of the Audit Committee’s responsibilities, is posted on the Company’s website at www.getcosi.com.
The Audit Committee has procedures in place to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by anyone of concerns regarding questionable accounting or auditing matters.

The current members of the Audit Committee are Messrs. O’Donnell, Ford and Okamoto, with Mr. O’Donnell serving as the Chair. The Board has determined that each member meets the independence requirements set forth by Nasdaq and Rule 10A-3(b)(1) of the Exchange Act and is able to read and understand fundamental financial statements. In addition, Messrs. O’Donnell, Ford and Okamoto each qualifies as an “audit committee financial expert” within the meaning of the SEC regulations.
The Audit Committee met six times in fiscal 2009. The Audit Committee Report appears on page 27.
Compensation Committee. The principal functions of the Compensation Committee include (i) annually reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer, (ii) annually evaluating the performance of the Chief Executive Officer in light of those goals and objectives, (iii) annually reviewing and approving the compensation of the Chief Executive Officer and all other senior executives, and (iv) implementing incentive programs, including the Company’s stock incentive plans. The Company’s Compensation Committee Charter, which describes all of the Compensation Committee’s responsibilities, is posted on the Company’s website at www.getcosi.com.
The Compensation Committee meets at least annually with the Chief Executive Officer while it is determining the annual and long-term performance goals and compensation levels for the Chief Executive Officer. Both the goals and the Compensation Committee’s evaluation of the Chief Executive Officer’s performance against such goals are then submitted for consideration by the independent directors of the Board at a meeting or executive session. Compensation decisions for the Chief Executive Officer must be determined and approved by the Compensation Committee in executive sessions. The Compensation Committee also meets with the Chief Executive Officer to review its evaluation of his or her performance against such goals.
The Chief Executive Officer meets at least annually with each of the other named executive officers while he is determining the annual and long-term performance goals and compensation levels for each. The Chief Executive Officer then submits compensation recommendations to the Compensation Committee, along with the goals and evaluations of the other named executive officers’ respective performance against such goals. Both the goals and the Compensation Committee’s evaluation of the other named executive officers’ performance against such goals are then submitted for consideration by the independent directors of the Board at a meeting or in executive sessions. The Compensation Committee also meets with the Chief Executive Officer to review his recommendations and evaluation of the other named executive officers’ respective performance against such goals.
The Compensation Committee may form and delegate authority to subcommittees to perform its duties when appropriate. No such delegation was made in 2009. In addition, the Compensation Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive compensation. In 2009, the Compensation Committee retained an independent compensation consultant, as more fully discussed in the section below captioned “Independent Compensation Consultants”.

The current members of the Compensation Committee are Messrs. O’Donnell and Okamoto, with Mr. Okamoto serving as the Chair. From January 2009 until March 2010, Mr. O’Donnell served as the Chair. The Board has determined that each member of the Compensation Committee is a “non-employee director” as defined in Rule 16b-3 under Section 16 of the Exchange Act and is an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee met 7 times in fiscal 2009.
Nominating/Corporate Governance Committee. The principal functions of the Nominating/Corporate Governance Committee include, without limitation, (i) establishing the Board of Director Candidate Guidelines and the Corporate Governance Principles, (ii) identifying and nominating individuals qualified to become directors, (iii) considering all recommendations of director candidates made by eligible stockholders, and (iv) monitoring and recommending the functions of the Board committees. The Company’s Nominating/Corporate Governance Committee Charter, which describes all of the Committee’s responsibilities, is posted on the Company’s website at www.getcosi.com.
The current members of the Nominating/Corporate Governance Committee are Creed Ford, III and Robert Merritt, with Mr. Ford serving as the Chair. The Nominating/Corporate Governance Committee met four times in fiscal 2009.
Independent Compensation Consultants
The Compensation Committee retained Longnecker & Associates (“L&A”), an independent compensation consultant, to conduct an independent, third-party executive compensation review and provide analyses, conclusions and recommendations. L&A’s objectives were to:
•	Review the total direct compensation, including base salary, annual incentives (actual and target), and long-term incentives, for the Company’s top five executives.

•	Conduct a mix of pay and stock ownership analysis.

•
Assess the competitiveness of executive compensation, based on revenue size and market capitalization, as compared to the peer group and published survey companies in the restaurant and hospitality industry.

•	Provide conclusions and recommendations for the current total direct compensation packages.
L&A was also engaged to provide information and advice regarding competitive board of director compensation levels and develop suggestions and alternatives for consideration by the Company. L&A’s objectives were to:
•	Review election fees, annual retainers, meeting fees and stock compensation levels provided to directors in the marketplace as reported in peer company proxy statements filed in 2009.

•	Highlight findings of the peer group and develop alternatives for the Company to consider in light of these findings.

•	Prepare a formal report for consideration by the Company’s Compensation Committee.
No additional services were provided by L&A during fiscal 2009.
Stockholder Communications
Stockholders and other parties interested in communicating directly with the Board may do so by writing to a specific director, or to the whole Board, care of the Company’s Secretary. The Company’s Secretary will distribute any security holder communications received, as defined by the rules and regulations of the SEC, to the director(s) to whom the letter is addressed or to all of the directors if addressed to the entire Board. The following is the address to which stockholders should send such communications: Così, Inc., c/o Secretary, 1751 Lake Cook Road, Suite 600, Deerfield, Illinois 60015.
Code of Conduct and Ethics
All directors, officers and employees must act ethically at all times and in accordance with the Company’s Code of Conduct and Ethics. This Code satisfies the definition of “code of ethics” under the rules and regulations of the SEC and is available on the Company’s website at www.getcosi.com.
NOMINATION PROCESS
Role of the Nominating/Corporate Governance Committee
The Nominating/Corporate Governance Committee identifies individuals that it believes are qualified to become directors in accordance with the Board of Director Candidate Guidelines, attached hereto as Exhibit A. Candidates are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of the Company’s stockholders, and they are evaluated for their character, judgment, business experience, and acumen. Pursuant to the Board of Director Candidate Guidelines, the Nominating/Corporate Governance Committee will consider and evaluate director candidates based upon certain minimum qualifications, as set forth in Exhibit A attached hereto.
After identifying the qualified individuals and conducting interviews, as appropriate, the Nominating/Corporate Governance Committee will recommend the selected individuals to the Board for election at an annual stockholders’ meeting. In the event there is a vacancy on the Board between such annual stockholders’ meetings, the Nominating/Corporate Governance Committee will recommend one or more of the qualified individuals for appointment to the Board.
The Committee may retain a director search firm to help the Committee identify qualified director nominees.

Candidates Proposed by Stockholders for Consideration by the Nominating/Corporate Governance Committee
The Nominating/Corporate Governance Committee has a policy to consider recommendations for director candidates submitted by stockholders. A stockholder recommending an individual for consideration by the Nominating/Corporate Governance Committee must provide (i) evidence in accordance with Rule 14a-8 of compliance with the stockholder eligibility requirements, (ii) the written consent of the candidate(s) for nomination as a director, (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director and (iv) all information regarding the candidate(s) and the security holder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board, including, without limitation, name, age, business and residence address, and principal occupation or employment as required by Item 401(e) of Regulation S-K. Stockholders should send the required information to: Così, Inc., c/o Secretary, 1751 Lake Cook Road, Suite 600, Deerfield, Illinois 60015.
In order for a recommendation to be considered by the Nominating/Corporate Governance Committee for the 2011 Annual Meeting of Stockholders, the Secretary must receive the recommendation no later than 5 p.m. local time on [•], 2010. Such recommendations must be sent via registered, certified, or express mail, or by any other means that allows the stockholder to determine when the recommendation was received by the Company. The Company’s Secretary will send properly submitted stockholder recommendations to the Nominating/Corporate Governance Committee for consideration at a future Nominating/Corporate Governance Committee meeting. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration as other individuals evaluated by the Nominating/Corporate Governance Committee.
Stockholder Nominations
In addition, the Company’s By-laws permit stockholders to nominate directors at an annual meeting of stockholders or at a special meeting of stockholders at which directors are to be elected in accordance with the notice of meeting. Stockholders intending to nominate a person for election as a director must comply with the requirements set forth in the Company’s By-laws, which were filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 2007 and can also be obtained, without charge, upon written request to the Company’s Secretary, whose address is: Così, Inc., c/o Secretary, 1751 Lake Cook Road, Suite 600, Deerfield, Illinois 60015. In order for nominations to be made by a stockholder for the 2011 Annual Meeting of Stockholders, the By-laws require, without limitation, that the Company receive written notification from the record stockholder containing the information described in the section above and any other information required by the By-laws no earlier than [•], nor later than [•].

COMPENSATION OF DIRECTORS
Annual compensation for non-employee directors for 2009 was comprised of cash compensation and equity compensation, which consisted of shares of restricted stock. Each of these components is described in more detail below. Employee directors do not receive any compensation in connection with their director service.
The following table summarizes the compensation paid to our non-employee directors for service on the Board during fiscal 2009:
2009 Director Compensation

	Fees Earned
	or Paid in	Stock	All Other
	Cash	Awards	Compensation
Name	($)	($) (1)(2)	($) (3)	Total
Mark Demilio	34,000	25,000	54,000	113,000
Creed Ford III	23,500	25,000	—	48,500
Robert Merritt	34,000	25,000	—	59,000
Michael O’Donnell	33,500	25,000	—	58,500
Karl Okamoto	31,500	25,000	54,000	110,500

(1)
Each non-employee director is awarded common stock in the amount of $25,000 pursuant to the Amended and Restated Così, Inc. Non-Employee Director Stock Incentive Plan. The value of the stock awards include the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The Company’s accounting treatment for equity awards is set forth in the Company’s Annual Report on Form 10-K to the Company’s 2009 Consolidated Financial Statements. As of the end of fiscal 2009, there were no unvested stock awards and no stock option awards for non-employee directors outstanding.

(2)
On May 27, 2009, each of the non-employee directors was awarded 39,062 shares of the Company’s common stock, having a fair value of $0.64 per share on the award date, representing the annual non-employee director stock compensation.

(3)
This amount represents the fees paid to Mark Demilio and Karl Okamoto for serving on the Special Committee formed in November 2008 by the Company’s Board of Directors to review and evaluate strategic alternatives to enhance stockholder value. Each of Mark Demilio and Karl Okamoto, as members of the Special Committee, were paid an initial fee of $50,000 and earned weekly fees in the amount of $3,000 per week, commencing on November 4, 2008, for their services as members of the Special Committee. Payment of the weekly fees that were earned commenced in January 2009.

Description of Non-Employee Director Compensation
The Nominating/Corporate Governance Committee and the Compensation Committee annually review the compensation of directors.
During 2009, directors who were not employees of the Company or any of its subsidiaries received compensation for their service on the Board and were eligible to participate in the Amended and Restated Così, Inc. Non-Employee Director Stock Incentive Plan, as described below. Messrs. Demilio, Ford, Merritt, O’Donnell and Okamoto were independent directors during fiscal 2009. As Chief Executive Officer and President of the Company, James Hyatt was not compensated for serving as a director on the Board during fiscal 2009.

The Company paid the following cash compensation in quarterly payments during the 2009 fiscal year to its non-employee directors. The Company awards the annual common stock grant on the day of the Company’s Annual Meeting of Stockholders.

Annual Board Retainer	$10,000
Additional Annual Board Chairman Retainer	$20,000
Annual Audit Committee Chair Retainer	$10,000
Board Meeting In-Person Attendance Fees (per meeting)	$2,000
Board Meeting Telephonic Attendance Fees (per meeting)	$1,000
Annual Stock Grant	Value equal to $25,000
Directors are also reimbursed for out-of-pocket expenses incurred in connection with their service as directors.
Beginning in March 2010, based on the recommendation of L&A, the independent compensation consultant, the Chair of the Compensation Committee will be paid an annual retainer of $5,000, in addition to the meeting fees and annual stock grant.
Amended and Restated Così, Inc. Non-Employee Director Stock Incentive Plan
The Amended and Restated Così, Inc. Non-Employee Director Stock Incentive Plan, as approved at the 2004 Annual Meeting of Stockholders, provides for (i) automatic grants of shares of common stock to non-employee directors and (ii) discretionary grants of non-qualified stock options and stock appreciation rights (“SARs”) to non-employee directors. The Board has the discretionary authority to determine the eligibility of non-employee directors to receive stock options and SARs, the time or times at which the options or SARs may be exercised and whether all of the options or SARs may be exercised at one time or in increments. No stock options or SARs were granted to the Company’s non-employee directors during fiscal 2009. Under the terms of the plan, each non-employee director annually receives an automatic grant of the Company’s common stock having a fair value of $25,000 at the time of the award. A total of 250,000 shares of common stock were reserved for issuance under the Amended and Restated Così, Inc. Non-Employee Director Stock Incentive Plan. As of May 2009, all of the shares reserved for issuance under the plan were issued, and a portion of the grants to non-employee directors in May 2009 were made under the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan.

Chairman of the Board
Appointment of New Chairman of the Board
Robert Merritt was appointed as the non-executive Chairman of the Board on November 4, 2008 and served as such until March 9, 2010. While serving as non-executive Chairman of the Board, Mr. Merritt was paid an annual Board retainer equal to three times the normal annual retainer paid to non-employee directors, or $30,000, in addition to the automatic annual stock grant of the Company’s common stock having a fair value of $25,000 at the time of award granted to the Company’s non-employee directors. He was also paid for any Board meetings attended at the rate of $2,000 per meeting for in-person meetings and $1,000 for teleconference meetings, and he was also reimbursed for out-of-pocket expenses incurred in connection with his service as a director. The total compensation paid to Mr. Merritt in fiscal year 2009 is summarized in the table above captioned “2009 Director Compensation”. On March 9, 2010, Mark Demilio was appointed as the non-executive Chairman of the Board and will be compensated on the same terms.
I. PROPOSAL NUMBER ONE — ELECTION OF DIRECTORS
The Company’s By-laws provide that the Company’s Board of Directors will consist of not less than three members, the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of all directors of the Company, with the members to be divided into three classes. The number of directors of the Company is presently fixed at eight. Directors in each class are elected for staggered three-year terms.
In November 2008, William Forrest, our former Chairman resigned from the Board, resulting in a vacancy in the class of directors whose terms expire in 2011, which vacancy has not yet been filled.
In May 2008, one of our directors elected not to stand for re-election upon expiration of his term at the 2008 Annual Meeting of Stockholders, resulting in a vacancy in the class of directors whose terms expire in 2011, which vacancy has not yet been filled.
As a result of these vacancies, the Board currently consists of six directors. Proxies may not be voted for a greater number of persons than the number of nominees named.
The terms of Mark Demilio, Creed Ford, III and James Hyatt expire this year. Messrs. Demilio, Ford and Hyatt have been nominated by the Board for a term of three years expiring at the 2013 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Each of Messrs. Demilio, Ford and Hyatt (also the President and Chief Executive Officer) is presently a director of the Company and has consented to be named as a nominee and to serve as a director if elected. Should any of the nominees be unable or unwilling to serve as a director, the enclosed proxy will be voted for such other person or persons as the Board may recommend. Management does not anticipate that such an event will occur.
The Board of Directors recommends a vote “FOR” the election of the nominees named above.

Information about the Nominees, the Continuing Directors and Executive Officers
The table below sets forth the names and ages of the directors, including the nominees, and the current executive officers of the Company, as well as the positions and offices held by such individuals. A summary of the background and experience of each of these individuals is set forth below the table.

Name	Age	Position(s) with Così
DIRECTORS WHOSE TERMS EXPIRE IN 2010:
Mark Demilio	54	Director
Creed L. Ford, III	57	Director
James Hyatt	53	Chief Executive Officer, President, Director

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2011:
Robert Merritt	58	Director

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2012:
Michael O’Donnell	54	Director
Karl Okamoto	47	Director

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS:
William Koziel	52	Chief Financial Officer, Secretary, Treasurer
Paul Bower	49	Senior Vice President, Chief Development Officer
Vicki Baue	51	Vice President, General Counsel, Chief Legal Officer, Chief Compliance Officer, Assistant Secretary
Becky Iliff	41	Vice President People
Maggie Martensen	39	Controller

DIRECTORS WHOSE TERMS EXPIRE IN 2010
Mark Demilio, Chairman and Director. Mr. Demilio was appointed Chairman of the Board on March 9, 2010 and has been a member of our Board of Directors since April 2004. He also serves as a member of the board of directors and chairman of the audit committee of Restoration Hardware, a privately-held retailer of high quality furniture, lighting, textiles, hardware and other household goods, positions he has held since October 2009. From December 2000 until his retirement at the end of October 2008, Mr. Demilio served as the Chief Financial Officer of Magellan Health Services, Inc., a $2.6 billion publicly-traded managed specialty healthcare company that manages the delivery of behavioral healthcare treatment services, specialty pharmaceuticals and radiology services. He also served as General Counsel of that company from July 1999 to October 2001 and from March 2004 to January 2005. Prior to joining Magellan Health Services, Inc., Mr. Demilio was with Youth Services International, Inc., a publicly-traded company that managed residential treatment centers for behaviorally troubled youth and behavioral treatment programs in juvenile correction facilities, serving as Executive Vice President, Business Development and General Counsel from March 1997 to March 1999 and as Chief Financial Officer from June 1998 to March 1999. Prior thereto, Mr. Demilio was a partner with Miles & Stockbridge, a Baltimore, Maryland-based law firm. Mr. Demilio has also been a financial analyst for CareFirst BlueCross BlueShield of Maryland and a certified public accountant with Arthur Andersen. Mr. Demilio holds a Juris Doctor degree from the University of Maryland School of Law and a Bachelors of Science degree in Accounting from Villanova University. He was a principal officer of Magellan Health Services, Inc. and 88 of its affiliates which commenced a case on March 11, 2003 under Chapter 11 of Title 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York. These companies successfully emerged from Chapter 11 on January 5, 2004.
Key Attributes, Experience and Skills
Through his experience as a chief financial officer and as a general counsel of public companies, as well as his experience as a board member of another retail company, Mr. Demilio brings extensive leadership and business experience to the Board. That experience, along with his training and background as a certified public accountant, his experience as a corporate and securities lawyer representing public and private companies and his services as chairman of our Audit Committee and the audit committee of another retail company, provides financial and legal perspectives on our business as well as financial expertise to the Board.
Creed L. Ford, III, Director. Mr. Ford has been a member of our Board of Directors since March 1997. Mr. Ford has been Chairman and Co-Chief Executive Officer of Fired Up, Inc., the parent company of Johnny Carino’s Country Italian restaurants and Gumbo’s Louisiana Style I, since 1997, and the President of Ford Restaurant Group, a Chili’s Grill & Bar franchisee, since 1997. From 1976 through 1997, Mr. Ford served in various capacities, including Chief Operating Officer and Director, at Brinker International, Inc. As Chief Operating Officer and Director, Mr. Ford oversaw all operations at Brinker for all of its restaurant concepts. Mr. Ford serves on the boards of Rudy’s BBQ, Texas Restaurant Association Education Foundation, Texas A&M Center of Entrepreneurship and Fired Up, Inc.
Key Attributes, Experience and Skills
Mr. Ford’s long tenure and experience as an executive in the restaurant industry with multiple concepts of varying sizes, brings extensive industry-specific business, management, and operating experience to the Board. Additionally, having served several years on the Board, he provides valuable historical knowledge of our Company. Mr. Ford also brings financial experience to the Board, including through his previous audit committee experience on our Board and as the Chief Operating Officer of a public company.

James Hyatt, Chief Executive Officer and President and Director. As of September 15, 2007, Mr. Hyatt was appointed the Company’s Chief Executive Officer, President and director. He has more than 30 years of branded industry experience at all levels of corporate and franchise restaurant operations, including as a successful franchisee at Burger King. From August 2005 to September 2007, Mr. Hyatt served as Chief Global Operations Officer of Burger King Corporation in Miami, Florida. From May 2002 to August 2005, he served in various executive and senior management capacities of increasing responsibilities at Burger King Corporation in Miami, Florida, including Executive Vice President of U.S. Franchise Operations, Senior Vice President U. S. Franchise Operations, and Senior Vice President Operations Services and Programs. Mr. Hyatt was a Burger King Franchisee in Atlanta, Georgia from 1995 until May 2002, when he was recruited to join Burger King’s corporate operations after establishing himself as a highly successful multi-unit franchisee, including being elected by the Burger King franchisees to lead various committees and initiatives for the benefit of its system-wide franchise association.
Key Attributes, Experience and Skills
Mr. Hyatt’s service as CEO and as a director on the Board creates a critical link between management and the Board, enabling the Board to perform its oversight function with the benefit of management’s perspectives on the business. In addition, having the CEO on our Board provides our Company with decisive and effective leadership. As a result of Mr. Hyatt’s long tenure at all levels of corporate and franchise restaurant operations, including as a successful franchisee, of Burger King, Mr. Hyatt brings leadership and extensive business, operating, and franchise experience, and knowledge of our Company and the restaurant industry, to the Board. In addition, Mr. Hyatt brings his strategic vision for our Company to the Board.
CONTINUING DIRECTORS
Robert S. Merritt, Director and Former Interim President and Chief Executive Officer. Mr. Merritt has been serving as a member of the Company’s Board of Directors since October 2005 and served as Chairman of the Board from November 4, 2008 until March 9, 2010. Since October, 2009, he also serves as a director of Ruth’s Hospitality Group, Inc. From March 12, 2007 to September 15, 2007, Mr. Merritt served as the Company’s Interim Chief Executive Officer and President, while continuing to serve as a director of the Company. In 2005, Mr. Merritt retired from Outback Steakhouse, Inc., where he served as Senior Vice President-Finance, Chief Financial Officer, Treasurer and Secretary since February 1991, and served as Vice President and Chief Financial Officer from January 1990 to February 1991. Mr. Merritt also served as a member of the board of directors of Outback Steakhouse, Inc. and each of it subsidiaries and affiliates from 1991 to his retirement in 2005. From 1988 to 1989, he served as Executive Vice President of Administration and Chief Financial Officer of JB’s Restaurants, Inc., a restaurant operator. From 1985 to 1988, he was Vice President of Finance for JB’s Restaurants. From 1981 to 1985, Mr. Merritt was employed by Vie de France Corporation, a restaurant and specialty baking company, as Vice President of Finance and Accounting and Chief Financial Officer. He received his B.B.A. in Accounting from George Washington University.

Key Attributes, Experience and Skills
Through his experience as a chief financial officer of various companies in the restaurant industry, along with his experience as a board member of another public company, Mr. Merritt brings extensive public company financial expertise, management and industry-specific experience to the Board. That experience, along with having served as our interim President and Chief Executive Officer, provides important perspectives to the Board on the issues facing our Company.
Michael O’Donnell, Director. Mr. O’Donnell has been a member of our Board of Directors since March 2006. He also serves as a director and a member of the audit committee of Sbarro, Inc. and as a director of Ruth’s Hospitality Group and of Logan’s Roadhouse, Inc.. Since August 5, 2008, Mr. O’Donnell has served as President and Chief Executive Officer of Ruth’s Hospitality Group, Inc. From March 2005 until the consummation of the company’s merger in October 2007, he served as Chairman of the Board, President and Chief Executive Officer of Champps Entertainment, Inc. From September 2003 until March 2005, he served as Chief Executive Officer and President and as a Director of Sbarro, Inc. From August 1998 through October 2002, he served in various executive capacities with Outback Steakhouse, Inc., including as President and Chief Executive Officer of New Business. From 1995 to 1998, Mr. O’Donnell was President, Chief Operating Officer and a partner of Ale House Restaurants, Inc. He graduated from Rollins College in 1978.
Key Attributes, Experience and Skills
As a result of Mr. O’Donnell’s long tenure as a chief executive officer and director of public companies in the restaurant industry, he provides valuable industry-specific business and leadership experience as well as insights into driving strategic direction. In addition, Mr. O’Donnell brings financial expertise to the board, including through his service on the audit committee of another public restaurant company, as well as ours.
Karl Okamoto, Director. Mr. Okamoto has been a member of our Board of Directors since December 2007. He also served as a director and chairman of the compensation committee of Champps Entertainment, Inc. Since July 2007, Mr. Okamoto has been serving as Director of the Program in Business & Entrepreneurship Law and as an Associate Professor of Law at Drexel University’s Earle Mack School of Law in Philadelphia, Pennsylvania. From January 2007 through June 2007, he served as a consultant to Drexel University’s Earle Mack School of Law, and from February 2004 to August 2006, he served as a Senior Managing Director of Atticus Capital LP. Prior to that, he served as an independent consultant to Soros Fund Management from October 2001 to October 2003.
Key Attributes, Experience and Skills
Mr. Okamoto brings strong leadership and legal experience to the Board. His experience as a professor, consultant and investment fund manager provides additional perspectives on our business. He also brings financial expertise to our Board.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
William Koziel, Chief Financial Officer, Secretary, Treasurer. William Koziel was appointed Chief Financial Officer, Secretary and Treasurer of the Company in August 2005 and was Controller from August 2004 until August 2005. He has over 15 years of executive finance and accounting experience in the retail industry, more than 10 of which have been with publicly-traded companies. From January 2002 to July 2004, Mr. Koziel served as Vice President Controller of Galyan’s Sporting Goods, Inc., a $700 million publicly-traded sporting goods retailer. Prior to joining Galyan’s, Mr. Koziel served as Vice President Controller of Homelife Corporation, a $600 million furniture retailer, from July 1999 to January 2002. From 1998 to June 1999, he served as Vice President Finance for Futorian Furnishings, a $200 million furniture manufacturer. From 1995 to December 1998, Mr. Koziel served as Chief Financial Officer of Evans, Inc., a $150 million publicly-traded specialty retailer. He received a Masters of Business Administration from De Paul University in 1992 and a Bachelor of Science in Accounting from De Paul University in 1980. Mr. Koziel successfully achieved accreditation as a certified public accountant in 1981.
Paul Bower, Senior Vice President and Chief Development Officer. Mr. Bower was appointed Senior Vice President and Chief Development Officer of the Company in April 2008. Prior to joining the Company, he served as a Consultant to Boston Market Corporation from December 2007 to March 2008 in Golden, Colorado. From December 2005 to June 2007, Mr. Bower served as Vice President of Development for Redbox Automated Retail, LLC, a joint venture of McDonald’s Corporation. From March 1985 to December 2005, he was with McDonald’s Corporation, where he held various positions in the area of restaurant development, including Senior Director of New Business Development for McDonald’s Corporation from June 2003 to December 2005 in Oak Brook, Illinois, and as Vice President of Real Estate for Donatos Pizzeria Corporation from March 2000 to June 2003 in Columbus, Ohio. Mr. Bower received a Bachelor of Arts degree from Kent State University in Kent, Ohio in 1984.
Vicki Baue, Vice President and General Counsel, Chief Legal Officer, Chief Compliance Officer, Assistant Secretary. Ms. Baue was appointed Vice President and General Counsel in February 2007 and was General Counsel from September 2004 until February 2007. Ms. Baue also serves as the Company’s Chief Legal Officer and Chief Compliance Officer and as Assistant Secretary. From August 1998 to April 2004, Ms. Baue was an associate in the Corporate and Securities practice group in the Chicago, Illinois, office of Piper Rudnick, LLP (n/k/a DLA Piper US LLP) where her practice focused on Mergers and Acquisitions and General Corporate. From 1988 to August 1998, Ms. Baue was employed by Creative Expressions Group, Inc., an international manufacturer and distributor of paper party goods, where she was Director of Process Improvements and responsible for legal affairs and business results from 1997 to 1998, a member of the senior leadership team, and Manager of Customer Services, Credit and Support Services from 1988-1997. Ms. Baue received a Juris Doctor degree from the University of Indiana School of Law in 1997 and a Bachelors of Science degree in Human Resources Management from the University of Alabama in 1980. She was admitted to the Indiana Bar in 1997 and the Illinois Bar in 1998.

Becky Iliff, Vice President of People. Becky Iliff was appointed Vice President of People by the Company in November 2005. From January 2004 to November 2005, Ms. Iliff was Vice President Field Training & Human Resources at Jamba Juice Company in San Francisco, California. Prior to that, she was at Bennigan’s Irish American Grill & Tavern in Dallas, Texas, where she served as Vice President Culture & Education from June 2002 to November 2004, Director of Training & Development from January 2000 to June 2002, and Manager of Training from June 1998 to January 2000. Ms. Iliff received a Master of Arts in Human Communication Studies from the University of Denver in 1993 and a Bachelor of Arts in Organizational Communication from Purdue University in 1991.
Maggie Martensen, Controller, Assistant Secretary. Maggie Martensen was appointed Controller of the Company in September 2005, and was Assistant Controller from November 2004 to September 2005. She also serves as an Assistant Secretary of the Company. Prior to joining the Company, Ms. Martensen was at Near North National Group, an insurance brokerage firm, where she served as the Director of Finance for a wholly-owned subsidiary from January 2000 to July 2002 and as Director of Financial Reporting for Near North National Group from July 2002 to November 2004. While at Near North, Ms. Martensen assisted with the sale and divestiture of various subsidiaries as well as the transfer of a significant segment of the Chicago brokerage business. Prior to joining Near North, Ms. Martensen was Controller for La Strada, Inc., a restaurant company operating several restaurant concepts in the Chicago, Illinois area, including fine dining, casual dining, and banquet facilities. Ms. Martensen received a Bachelor of Science in Business Administration from Olivet Nazarene University in 1997 and received accreditation as a certified public accountant in 1999.

REPORT OF THE AUDIT COMMITTEE
The members of the Audit Committee have been appointed by the Board of Directors. The Audit Committee is governed by a charter that has been approved and adopted by the Board of Directors and which is reviewed and reassessed annually by the Audit Committee. The Audit Committee Charter can be found in the Investor/Corporate Governance section of the Cosi website at www.getcosi.com. The Audit Committee is comprised of three independent directors.
The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.
The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) the Company’s systems of internal controls regarding finance, accounting, legal compliance, and ethics, and (iii) the Company’s auditing, accounting and financial reporting processes generally.
Management is solely responsible for the preparation and integrity of the Company’s financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America. The independent registered public accounting firm is accountable to the Board of Directors and the Audit Committee. The Audit Committee has the authority and responsibility to retain and terminate the Company’s independent registered public accounting firm, and exercised this authority by retaining BDO Seidman, LLP.
To fulfill our responsibilities, we did the following:
•	We reviewed and discussed with Così management and BDO Seidman, LLP, Così’s consolidated financial statements for the fiscal year ended December 28, 2009.

•	We reviewed management’s representations to us that those consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

•	We discussed with management Cosi’s internal controls and procedures and disclosure controls and procedures relating to financial and other matters.

•
We discussed with BDO Seidman, LLP the matters that Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended and as adopted by the PCAOB in Rule 3200T, PCAOB Auditing Standard No.5, rules of the Securities and Exchange Commission, and other standards require them to discuss with us, including matters related to the conduct of the audit of Così’s consolidated financial statements.

•
We received written disclosures and the letter from BDO Seidman, LLP required by PCAOB Rule 3526 relating to their independence from Così, and we have discussed with BDO Seidman, LLP, their independence from Così.

•	We considered whether BDO Seidman, LLP’s provision of non-audit services to Così is compatible with maintaining their independence from Così.
Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with PCAOB standards or that the Company’s independent registered public accounting firm is in fact “independent”.
Based upon these reviews and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 28, 2009.

Respectfully submitted,
The Audit Committee

Michael O’Donnell, Chair
Creed L. Ford, III
Karl Okamoto

EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis (“CD&A”) with management and, based upon such review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in the Company’s Proxy Statement for 2010.
Respectfully submitted,
The Compensation Committee
Karl Okamoto (Chair)
Michael O’Donnell
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis provides information on our compensation objectives and philosophy, the components of our compensation program and the reasons we provide each component. We also discuss how we determine targeted compensation and the basis of our pay decisions for the executive officers of the Company, including the amounts paid to the named executive officers included in the “Summary Compensation Table”.
Oversight of the Executive Compensation Program
Role of the Compensation Committee. The Compensation Committee acts pursuant to a written charter and is comprised entirely of independent directors. The Compensation Committee has overall authority for approving and evaluating the director and officer compensation plans, policies and programs of the Company. Pursuant to its charter, the Compensation Committee has authority and responsibility to:
•
annually review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation and evaluate the Chief Executive Officer’s performance in light of those goals and objectives;

•	annually review the compensation of all directors, officers and other key executives, including incentive-compensation and equity-based plans;
•
annually review and approve, for the Chief Executive Officer and senior executives of the Company, the annual base salary level, the annual incentive opportunity level, the long-term incentive opportunity level, employment agreements, severance arrangements and change in control agreements / provisions, in each case as, when and if appropriate, and any special or supplemental benefits;

•	determine the shares, options and other awards under the Company’s stock incentive plans; and
•
retain and terminate any compensation consultant to be used to assist in the evaluation of director, Chief Executive Officer or senior executive compensation and to obtain advice and assistance from internal or external legal, accounting or other advisors.

Discussions regarding the compensation of the Chief Executive Officer occur during executive sessions when only Compensation Committee members are present. The Compensation Committee’s complete charter is available at the Company’s web site at www.getcosi.com.
Role of the Chief Executive Officer and Others in Compensation Decisions. The Chief Executive Officer discusses the performance of the executive officers with the Compensation Committee on an annual basis and provides recommendations on compensation actions for executive officers other than himself. Additionally, he provides his perspective and recommendations to the Compensation Committee on compensation and benefit plan design and strategies, financial goals and criteria for the annual cash incentives and the amount of long-term incentive awards.
At the request of the Chief Executive Officer and Compensation Committee, the Vice President of People from time to time performs a review of competitive compensation practices for executive officer positions and, based on that assessment, provides data and advice regarding compensation for new executives, new positions, promotions and salary adjustments, using data obtained from a variety of sources, including the Chain Restaurant Compensation Association’s annual compensation survey by The Hay Group, other industry surveys, executive recruiters and on-line HR and recruiting resources, in order to provide a general understanding of current compensation practices within the industry.
Role of the Independent Compensation Consultant. To assist the Compensation Committee with its responsibilities, the Compensation Committee has sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of Chief Executive Officer or senior executive compensation and has sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee also has authority to obtain advice and assistance from internal or external legal, accounting or other advisors. In 2009, the Compensation Committee engaged Longnecker & Associates, an independent, third-party executive compensation consultant, to review and provide analyses, conclusions and recommendations concerning the Company’s executive compensation.
Executive Compensation Philosophy and Objectives
Our executive compensation philosophy, reviewed annually by the Compensation Committee, is to provide competitive levels of compensation that integrate pay with the Company’s short-term and long-term performance goals, reward corporate performance and recognize individual initiative and achievement.

Although the Compensation Committee does not engage in benchmarking, the Compensation Committee believes that it is appropriate to pay the executive officers cash and equity compensation that is generally competitive in the restaurant industry. The guiding principle in the design and administration of our compensation program is built on this philosophy and serves the following objectives:
•	attract and retain highly talented and skilled executives to establish and execute our strategies and reward appropriately those executive officers who contribute to the Company’s success;
•	align executive officer compensation with the Company’s short-term and long-term operational and financial performance; and
•	motivate executive officers to achieve the Company’s business objectives.
Components and Analysis of Total Compensation
The Company’s direct compensation program for executive officers, including a portion that is at risk, consists of the following elements:
•	base salary, to provide a fixed amount of cash compensation linked to the executive officer’s role and contribution to the Company;
•	annual cash incentive, which is at-risk cash compensation, to focus attention on the key business drivers for the year and linked to the Company’s and the individual’s performances;
•
long-term equity-based compensation, currently in the form of restricted stock and restricted stock units (but which may in the future include stock options and performance shares), to encourage executives to focus on the long-term growth and profitability of the Company and enhance stockholder value; and

•	limited benefits and perquisites, which are also generally available to all of the Company’s full-time employees.
Our compensation program is designed to provide an appropriate balance between annual and long-term performance of the Company, as well as between fixed and variable (“at-risk”) compensation. Each of these elements of pay is described below.
Base Salary. The annual base salary for executive officers is determined relative to job scope and responsibilities, past and current contributions, compensation for similar positions within the Company, time in position, the criticality of the role to the Company and the difficulty of replacing the executive, and individual factors such as unique skills, expertise, demand in the labor market, and longer-term development and succession plans. Individual performance is measured by what is achieved (results) as well as how it is achieved (behaviors).

Executive officers’ salaries are reviewed annually after the end of each fiscal year, typically in February. In addition to considering the performance of individual executive officers and information concerning competitive salaries, significant weight is placed on the financial and operating performance of the Company when considering salary adjustments. Also, increases are aligned with the Company’s merit-increase targets for the year. The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of these officers.
Commencing as of June 2009 and continuing through the first quarter of fiscal 2010, each of the Company’s named executive officers voluntarily took a temporary five percent salary reduction as part of the Company’s cash preservation strategy and in response to the significant adverse macroeconomic environment, the Company’s then-current performance trends, then-current performance of its stock price, and other factors.
In March 2010, base salaries for the named executive officers were reinstated at the fiscal 2009 levels for the balance of fiscal 2010. In March 2010, in light of the Company’s performance in 2009 and the continued adverse economic environment and uncertainty of its impact on the Company’s financial performance, financial condition and the performance of Cosi’s stock price, the Compensation Committee did not approve salary increases (except for salary adjustments due to promotion) for the named executive officers in 2010. Thus, none of our named executive officers will receive a salary increase in fiscal 2010.
Annual Cash Incentive Compensation. Historically, annual cash incentives have been based upon achievement of the Company’s annual financial and operating goals and each executive officer’s level of achievement against his or her individual financial, operational and strategic performance goals, including various quantitative and qualitative performance criteria for executive officers, with payouts ranging from 0% to 100% of the targeted payouts for each executive, which range from 30% to 100% of the executive’s base salary, in accordance with the executive’s employment agreement or offer letter. The performance goals have been linked to the Company’s revenue, operating income, financial position, franchise growth, earnings before interest, taxes and amortization (EBITDA) performance and strategic objectives in the Company’s internal long-range business plan, generally excluding the effects of extraordinary, unusual or infrequently occurring events or changes in accounting principles. These performance goals have been selected because they are important indicators of increased stockholder value. However, even though the performance goals have been linked to the Company’s internal business plan, the Compensation Committee has not relied solely upon predetermined formulas or a limited set of criteria in evaluating the performance of the executive officers. These decisions have typically included subjective judgments, based upon a number of factors relating to individual performance.

For fiscal 2009, given the adverse economic environment and the uncertainty of the depth and duration of its impact on the Company’s financial and operating performance, liquidity and stock price, no performance metrics were established, and no expectations of payouts to executive officers were assumed, under the Company’s Annual Cash Incentive Plan. While payouts under the Annual Cash Incentive Plan were historically based on achievement by the Company of financial and operating objectives and by the executives of their individual performance goals, any payouts to executive officers for fiscal 2009 would have been entirely discretionary.
In March 2010, the Compensation Committee, based on the recommendation of Mr. Hyatt, determined that, given the Company’s fiscal 2009 financial and operating results, the performance of Cosi’s stock price, and other factors, no cash incentives will be paid to executive officers in respect of fiscal year 2009.
Long-Term Equity-Based Compensation. The Company strongly believes that equity ownership by executive officers creates incentive to build stockholder value and align the interests of executive officers with the stockholders. The Compensation Committee believes that awards of restricted stock or restricted stock units under the Company’s stock incentive plans remain an effective instrument to achieve this goal. Grants of restricted stock or restricted stock units facilitate ownership in the Company and serve to retain executive officers since the awards have multi-year vesting schedules.
Under the Omnibus Plan, the Company may provide long-term equity incentives in the form of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units and any other stock awards that may be payable in shares, cash, other securities or any other form of property as may be determined by the Compensation Committee. Annually in March, beginning in 2005, the Company has awarded long-term equity awards, which have been in the form of restricted stock, to executive officers, based on an evaluation of the Company’s performance and their individual performances in the prior year.
Under the Omnibus Plan, restricted stock awards typically vest 20% on the date of grant and 20% annually on each anniversary of the grant date over the next four years provided that the executive officer is continuously employed by the Company on each such date. Previously awarded but unvested shares of restricted stock are forfeited and cancelled on the date of termination if an executive officer’s employment with the Company is terminated (other than due to a change in control) and subject to the specific terms of his or her employment agreement.
Long-term equity incentive award targets vary based upon each executive officer’s employment agreement or offer letter and consistent with similar positions within the Company. Actual awards are determined based upon the Company achieving its annual financial and operating goals and executives achieving their individual performance goals.

In March 2010, the Compensation Committee approved long-term equity-based incentive awards in the form of restricted stock and restricted stock units in respect of 2009 for the named executive officers, as follows:

		2009 Long-Term Equity-
		Based Incentive Awards
Named		Restricted	Restricted
Executive Officer	Position	Stock	Stock Units
James Hyatt	President & CEO	—	200,000
William Koziel	Chief Financial Officer	77,500	—
Paul Bower	Senior Vice President & Chief Development Officer	30,000	—
Vicki Baue	Vice President & General Counsel, Chief Compliance Officer	30,000	—
Becky Iliff	Vice President People	25,500	—
The Compensation Committee made the determination to grant these awards to the named executive officers to recognize their achievement of individual performance goals, achievement of significant cost-savings initiatives across the business, improvements in guest satisfaction scores and operational execution, and to encourage long-term executive retention.
Company’s Policy on Timing of Long-Term Equity-Based Incentive Compensation. Since May 2005, the Company has awarded long-term equity compensation in the form of restricted stock and restricted stock units, but has not awarded stock options since that date. The annual award date is typically the end of March, on a date that customarily falls between the Company’s regularly-scheduled Board and Compensation Committee meetings in the first quarter and the disclosure of the Company’s fiscal year-end financial results.
In light of the Company’s fiscal 2008 performance, then-current operating performance trends, liquidity and stock price, the declining macroeconomic conditions and other factors, the Compensation Committee did not award long-term equity compensation in fiscal 2009 for fiscal 2008 performance
Other Compensation and Benefits
The Compensation Committee oversees the design, implementation and administration of the Company-wide benefit programs. The Company periodically reviews the cost and prevalence of these programs to ensure these programs are in line with competitive practices and warranted, based upon the business need and contributions of the executive officers.
Health and Welfare Benefits. Health and welfare benefits are an important component of the total compensation package and are commonplace among similarly-sized companies in the restaurant industry and generally available to other employees in the Company. We provide both Company-subsidized and voluntary benefit programs to our employees that generally include medical, dental, life insurance and disability coverage. For the Chief Executive Officer, the Company pays 100% of the single and child/spouse/family healthcare premiums, which is more than the standard Company contribution towards healthcare premiums for all other executives and employees of the Company. The Company’s cost of these healthcare premiums paid for the benefit of the Chief Executive Officer in 2009 is provided below in the table entitled “All Other Compensation”.

401(k) Plan. The Company’s 401(k) Plan allows employees to invest funds on a pre-tax basis for their retirement. Until April 2009, the Company matched employee contributions to the Company’s 401(k) plan (at a 50% rate on up to 4% of an employee’s pay, but not in excess of 20% of gross pay). Employees must be employed by the Company for ninety days to be eligible to participate in the plan, and all employees are eligible to participate on the same terms. The Company match contributions vest after one year of employment. As of April 2009, the Company matching contributions to the Company’s 401(k) plan were suspended.
Compensation of Chief Executive Officer
Consistent with our executive compensation philosophy and objectives described above, the Compensation Committee considered various factors in determining Mr. Hyatt’s total compensation package, including job scope and responsibilities, the Company’s short-term and long-term objectives, and individual factors such as criticality of the role to the Company, unique skills, and achievements and contributions in past positions. The terms of his employment agreement are described below in the section entitled “Executive Agreements” and the compensation costs for fiscal 2009 are included below in the table captioned “Summary Compensation”.
In March 2010, as discussed above in the section captioned “Base Salary”, the CEO’s base salary was re-instated at the fiscal 2009 level for the balance of fiscal 2010. In March 2010, for the reasons discussed above in the section captioned “Base Salary”, the Compensation Committee did not approve any salary increase for the CEO in fiscal 2010. Thus, our CEO will not receive a salary increase in fiscal 2010 (except for reinstatement of his base salary to its 2009 level).
Also, consistent with the reasons discussed above in the section captioned “Long-Term Equity-Based Compensation", in March 2010 the Compensation Committee awarded to the CEO 200,000 restricted stock units.
Tax Information
The Company has considered the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, which restricts the deductibility of compensation paid to each of the Chief Executive Officer and next three most highly compensated executive officers at the end of any fiscal year (other than the Chief Financial Officer) to the extent such compensation exceeds $1 million in any year and does not otherwise qualify for an exception. The Company’s deduction for executive compensation provided during 2009 was not limited by Section 162(m). To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible. In the future, the Compensation Committee will continue to monitor the deductibility of its executive compensation.

No Stock Ownership Requirements
The Company does not currently require named executive officers or other executive officers of the Company to acquire or hold a specified number of shares of Company common stock. The Company encourages named executive officers and other executive officers of the Company to retain the shares of stock awarded under the Company’s stock incentive plans, including any shares received upon the exercise of stock options. However, the Company does permit named executive officers and other executive officers of the Company to sell a portion of their vested shares for payment of taxes and exercise costs, personal or family emergencies, or special purposes, such as purchasing a home, college tuition for children, financial and estate planning, or other similar purposes.
Change-In-Control Arrangements
Stock Incentive Plans
In accordance with the Company’s stock incentive plans, in the event of a change in control of the Company, all unvested stock options, shares of restricted stock and restricted stock units previously awarded to the executive officers (and all other employees) would automatically become fully vested.
James Hyatt, Chief Executive Officer and President
In September 2007, the Company entered into an employment agreement with Mr. Hyatt, Chief Executive Officer and President, as amended in December, 2008, which provides for certain additional benefits if his employment is terminated without cause following a change in control of the Company. This agreement is intended to provide for continuity of management in the event of a change in control. The agreement does not provide for severance payments solely upon a change in control.
The terms of Mr. Hyatt’s employment agreement are described below in the narrative following the “Summary Compensation Table”. The estimated payments and benefits to Mr. Hyatt following termination of his employment without cause following a change in control of the Company, as determined as of December 28, 2009, are included below in the compensation table entitled “Estimated Payments and Benefits Following a Change in Control”.
Other Executive Officers
In December 2008, the Company entered into Change in Control Severance Agreements with Mr. Koziel, Chief Financial Officer, Vicki Baue, Vice President and General Counsel, Paul Bower, Senior Vice President and Chief Development Officer, and Becky Iliff, Vice President of People, which provide for certain payments and benefits if their employment is terminated without cause following a change in control of the Company. These agreements are intended to provide for continuity of management in the event of a change in control. The agreements do not provide for severance payments solely upon a change in control. The Compensation Committee believed it was appropriate to enter into these agreements due to the review of strategic alternatives announced in November 2008.

The terms of their Change in Control Severance Agreements are described below in the narrative following the “Summary Compensation Table”. The estimated payments and benefits to the executives following termination of their employment without cause after a change-in-control of the Company, as determined as of December 28, 2009, are included below in the compensation table entitled “Estimated Payments and Benefits Following a Change in Control”.
EXECUTIVE COMPENSATION TABLES AND OTHER INFORMATION
The following table summarizes compensation awarded to, earned by, or paid by the Company to its named executive officers for each of the last three completed fiscal years and two additional individuals who would have been included in this summary but for the fact that they were not serving as executive officers of the Company as of December 28, 2009.

					Non-Equity
			Stock	Options	Incentive	All Other
		Salary	Awards	Awards	Plan	Compensation
Name	Year	($)	($) (1)	($)	Compensation	(3)	Grand Total

James Hyatt, President and Chief Executive Officer	2009	582,692	407,700			14,332	1,004,724
	2008	600,000	502,200	—	—	25,313	1,127,513
	2007	163,846	324,675	—	—	8,847	497,368

William Koziel, Chief Financial Officer	2009	253,956	147,360	5,674	—	905	407,895
	2008	261,038	171,525	8,701	—	2,412	443,676
	2007	257,500	171,525	181,966	20,000	—	630,991

Vicki Baue, Vice President and General Counsel	2009	199,086	42,860	10,847	—	—	252,793
	2008	203,270	67,025	15,274	—	—	285,569
	2007	190,000	67,025	15,291	—	—	262,316

Paul Bower, Senior Vice President and Chief Development Officer	2009	220,680	28,700	—	—	1,558	250,938
	2008	160,962	47,833	—	—	1,038	209,833
	2007	—	—	—	—	—	—

Becky Iliff, Vice President of People	2009	189,617	33,278	—		1,352	224,247
	2008	193,519	39,150	—	—	4,009	236,678
	2007	180,250	13,005	—	—	—	193,255

(1)
The amount in this column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for restricted stock and restricted stock unit awards granted during the fiscal year. The fair value of these awards has been determined based on the assumptions set forth in the Company’s Note on “Stock-Based Employee Compensation” included in the Company’s Consolidated Financial Statements as reported on Form 10-K. Additional information regarding the size of the awards is set forth in the notes to the “Grants of Plan-Based Awards” and “Outstanding Equity Awards” tables. In December 2008, James Hyatt elected to exchange 265,000 unvested shares of restricted stock for deferred restricted stock units, representing an equivalent number of shares of common stock and subject to the same vesting conditions.

(2)	The amounts in this column are comprised of the items set forth below in the table captioned “All Other Compensation”.

The table set forth below lists the elements of “All Other Compensation” included in the Summary Compensation Table above:
All Other Compensation

			Employer's
			Contribution
		Health	to the
		Insurance	Company's
	Fiscal	Premiums	Savings Plan
Name	Year	($)	($)(a)	Total ($)
James Hyatt (b)	2009	10,178	4,154	14,332
William Koziel	2009	—	905	905
Vicki Baue	2009	—	—	—
Paul Bower	2009	—	1,558	1,558
Becky Iliff	2009	—	1,352	1,352

(a)
Named executive officers are eligible to participate in the Company’s 401(k) plan at the same rate that all other full-time employees are eligible to participate. Until April 2009, the Company matched employee contributions to the Company’s 401(k) plan. As of April 2009, the Company suspended the Company match of employee contributions to the Company’s 401(k) plan.

(b)	Pursuant to the terms of Mr. Hyatt’s employment agreement, the Company pays 100% of his single and child/spouse/family healthcare premiums.
Executive Officer Agreements
Employment Agreement with James Hyatt. On September 15, 2007, we entered into an employment agreement with James Hyatt to serve as the Company’s Chief Executive Officer and President, which was amended on December 18, 2008. Pursuant to terms of this employment agreement, we agreed to pay Mr. Hyatt an annual base salary of $600,000. He also has the ability to earn an annual cash incentive (bonus) of up to 100% of his annual base salary based upon the attainment of performance goals established by the Compensation Committee in consultation with Mr. Hyatt. After execution of his employment agreement, pursuant to its terms, we granted to Mr. Hyatt an initial grant of 275,000 shares of the Company’s common stock pursuant to the Omnibus Plan. He also received a sign-on grant of 200,000 shares of Common Stock pursuant to the Omnibus Plan. Mr. Hyatt was also eligible to receive annual grants of up to 100,000 shares of common stock for each of fiscal years 2008 and 2009, and he will be eligible to receive an annual grant of up to 100,000 shares for each of fiscal years 2010 and 2011 based upon the attainment of performance goals established annually by the Compensation Committee in consultation with Mr. Hyatt. Each such grant would be granted pursuant to the Omnibus Plan and would vest 20% immediately on the date of grant and 20% annually on the anniversary of the grant date over the next four years, provided that Mr. Hyatt is continuously employed by the Company from and after the grant date and through each such anniversary date. All shares of common stock become fully vested upon the earlier of a “change in control” (as defined in the employment agreement), Mr. Hyatt’s death or total disability (in accordance with the terms of the Omnibus Plan) or the occurrence of the termination events described below. Mr. Hyatt will be entitled to health benefits (at the Company’s expense) and life and long-term disability insurance in amounts standard for all of the Company’s executives. Mr. Hyatt’s agreement includes customary non-competition and non-solicitation provisions.

Employment Agreement with William Koziel. On August 17, 2005, the Company entered into an oral employment agreement with Mr. Koziel. Pursuant to the terms of this agreement, Mr. Koziel will serve as Chief Financial Officer and will be paid an annual base salary of $250,000. He will be eligible to receive an annual performance cash incentive (bonus) of up to 50% of his annual base salary based upon attaining mutually agreed upon performance levels and restricted stock pursuant to the Omnibus Plan. Mr. Koziel entered into a confidentiality and non-compete agreement that includes customary non-competition and non-solicitation provisions. Mr. Koziel’s employment may be terminated by either party at any time for any reason. Compensation is reviewed annually and may be subject to adjustment.
Employment Agreement with Paul Bower. In April, 2008, the Company entered into an oral employment agreement with Paul Bower to serve as the Senior Vice President and Chief Development Officer the Company. Pursuant to the terms of this agreement, Mr. Bower will receive an annual base salary of $225,000. He will also be eligible to receive an annual performance bonus of up to 30% of his annual base salary based on the attainment of mutually agreed upon performance levels and restricted stock pursuant to the Omnibus Plan. He entered into a confidentiality and non-solicitation agreement that includes customary non-competition and non-solicitation provisions. Mr. Bower’s employment may be terminated by either party at any time for any reason. Compensation is reviewed annually and may be subject to adjustment.
Employment Agreement with Vicki Baue. In February 2007, the Company entered into an amended oral employment agreement with Vicki Baue to serve as the Vice President and General Counsel and Chief Compliance Officer and Chief Legal Officer of the Company. Pursuant to the terms of this agreement, as amended, Ms. Baue will receive an annual base salary of $205,000. She will also be eligible to receive an annual performance bonus of up to 30% of her annual base salary based on the attainment of mutually agreed upon performance levels and restricted stock pursuant to the Omnibus Plan. She entered into a confidentiality and non-solicitation agreement that includes customary non-solicitation provisions. Ms. Baue’s employment may be terminated by either party at any time for any reason. Compensation is reviewed annually and may be subject to adjustment.

Employment Agreement with Becky Iliff. In November, 2005 the Company entered into an oral employment agreement with Becky Iliff to serve as Vice President of People. Pursuant to the terms of this agreement, Ms. Iliff will receive an annual base salary of $195,250. She will also be eligible to receive an annual performance bonus of up to 30% of her annual base salary based on the attainment of mutually agreed upon performance levels and restricted stock pursuant to the Omnibus Plan. She entered into a confidentiality and non-solicitation agreement that includes customary non-competition and non-solicitation provisions. Ms. Iliff’s employment may be terminated by either party at any time for any reason. Compensation is reviewed annually and may be subject to adjustment.
2009 Grants of Plan Based Awards
The following table provides additional information about stock and stock option awards and non-equity incentive plan awards granted to our named executive officers during the fiscal year ended December 28, 2009.
Grants of Plan-Based Awards (1)

		Estimated
		Potential Pay		All Other Stock
		Out under Non-	Actual Pay Out	Awards:
		equity Incentive	under Non-	Number of	Grant Date
		Plan Awards:	equity Incentive	Shares of	Fair Value of
		Target	Plan Awards:	Stock	Stock Awards
Name	Grant Date	($)(2)	($) (3)	(#) (3)	($)
James Hyatt	—	600,000	—	—	—

William Koziel	—	130,750	—	—	—

Paul Bower	—	67,500	—	—	—

Vicki Baue	—	61,500	—	—	—

Becky Iliff	—	58,575	—	—	—

(1)	These shares of restricted stock and restricted stock units were awarded under the Omnibus Plan.

(2)	These amounts reflect the amount of annual cash incentives that could have been awarded to the named executive officers for fiscal 2009 performance.

(3)	There were no annual cash incentives or shares of restricted stock or restricted stock units awarded to named executive officers for fiscal 2009 performance.

Shares of restricted stock granted under the Omnibus Plan generally vest 20% on the grant date and 20% annually thereafter on the next four anniversaries of the grant date, subject to continued employment by the Company. Grantees have all of the rights of stockholders with respect to restricted stock voting and dividend rights, subject to the terms of the Omnibus Plan.
Outstanding Equity Awards at 2009 Fiscal Year-End
The following table provides information about outstanding equity awards, including the vesting schedules, at December 28, 2009 for each of the named executive officers.
Outstanding Equity Awards at Fiscal Year End

			Option Awards (2)				Stock Awards (3) (4)
			Number of	Number of
			Securities	Securities
			Underlying	Underlying			Number of
			Unexercised	Unexercised			Shares or Units	Market Value of
			Options	Options	Option	Option	of Stock That	Shares or Units of
	Grant Date		Exercisable	Unexercisable	Exercise	Expiration	Have Not	Stock That Have
Name	(1)		#	#	Price ($)	Date	Vested #	Not Vested ($)
James Hyatt	9/15/2007		—	—	—	—	110,000	58,300

William Koziel	8/23/2004	(a)	50,000	—	4.70	8/23/2014	—	—
	8/23/2004	(b)	14,978	—	4.70	8/23/2014	—	—
	12/31/2004		11,982	2,996	6.05	12/31/2014	—	—
	3/30/2006		—	—	—	—	7,500	3,975
	11/13/2006		—	—	—	—	10,000	5,300

Paul Bower	4/7/2008		—	—	—	—	30,000	15,900

Vicki Baue	10/20/2004		25,000	—	5.20	10/20/2014	—	—
	3/30/2006		—	—	—	—	2,500	1,325

Becky Iliff	11/7/2005		—	—	—	—	—	—

(1)
For a better understanding of the information disclosed in this table, we have included an additional column showing the grant date of the stock options and shares of restricted stock or units. Future vesting of stock options and shares of restricted stock or units is contingent upon the employee being continuously employed by the Company through each vesting date (as set forth in the tables below). In accordance with the terms of the plans under which the stock options and shares of restricted stock or units were granted, employees forfeit all stock options and restricted stock previously awarded and remaining unvested on the date of termination of employment.

(2)	Stock options become exercisable based upon the following vesting schedules:

Grant Date	Stock Option Vesting Schedules

8/23/2004 (a)	25% on grant date and 25% annually on anniversary of grant date over 3 years

8/23/2004 (b)	20% annually on anniversary of grant date over 5 years

10/20/2004	20% annually on anniversary of grant date over 5 years

12/31/2004	20% on grant date and 20% annually on anniversary of grant date over 4 years

(3)	Restricted stock units vest based upon the following vesting schedules:

Grant Date	Restricted Stock Units Vesting Schedule

9/15/2007(a)	20% on grant date and 20% annually on anniversary of grant date over 4 years

(4)	Shares of restricted stock vest based upon the following vesting schedules:

Grant Date	Restricted Stock Vesting Schedule

11/07/2005	20% on grant date and 20% annually on anniversary of grant date over 4 years

3/30/2006	20% on grant date and 20% annually on anniversary of grant date over 4 years

11/13/2006	20% on grant date and 20% annually on anniversary of grant date over 4 years

4/07/2008	20% on grant date and 20% annually on anniversary of grant date over 4 years
2009 Stock Vested
The following table provides additional information about the value realized by the named executive officers’ stock awards vesting during the fiscal year ended December 28, 2009. No stock option exercises occurred during such year.
Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of	Value	Number of
	Shares	Realized	Shares	Value
	Acquired on	on	Acquired on	Realized
	Exercise	Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($) (1)
James Hyatt	—	—	155,000	111,290
William Koziel	—	—	25,000	17,025
Paul Bower	—	—	10,000	4,000
Vicki Baue	—	—	10,000	8,275
Becky Iliff	—	—	4,500	3,420

(1)	The value of these awards has been computed by multiplying the number of shares by the market value of the underlying shares on the vesting date.
Pension Benefits
The Company does not offer qualified or non-qualified defined benefit plans to its executive officer or employees.

Non-Qualified Deferred Compensation
The Company does not offer non-qualified defined contribution or other non-qualified deferred compensation plans to its executive officers or employees.
Potential Payments Upon Termination or Change-in-Control
There are potential costs associated with a change in control of the Company or termination of employment of certain named executive officers.
Compensation Arrangements Upon Change-in-Control or Termination Without Cause After Change-in-Control
Upon termination of employment (without cause) after a change-in-control of the Company (as defined below), severance benefits may be paid to James Hyatt in accordance with his employment agreement and to William Koziel, Vicki Baue, Paul Bower and Becky Iliff in accordance with their change in control severance agreements (each as described below).
Upon termination of employment without cause due to a change-in-control of the Company, or termination without cause after a change-in-control of the Company, severance payments and reimbursement for continuation of medical and health benefits under COBRA may be paid to Mr. Hyatt in accordance with his employment agreement and to Mr. Koziel, Ms. Baue, Mr. Bower and Ms. Iliff in accordance with their respective change-in-control severance agreements with the Company, as described below.
Solely due to a change-in-control of the Company (whether or not their employment is terminated), all unvested shares of restricted stock, restricted stock units and stock options previously awarded to the named executive officers (and to all other employees) would automatically vest.
James Hyatt, Chief Executive Officer and President
Under the terms of Mr. Hyatt’s employment agreement, if his employment is terminated without cause following a change in control of the Company, Mr. Hyatt would be paid his then-current base salary for a period of 12 months, payable in accordance with the Company’s regular payroll practices, as severance. Additionally, pursuant to an amendment to his employment agreement entered into in December 2008, Mr. Hyatt would be reimbursed for the premiums to continue medical and health benefits pursuant to COBRA for up to 12 months following the termination of his employment without cause after a change-in-control of the Company.
The estimated payments and benefits to Mr. Hyatt following the termination of his employment without cause following a change in control of the Company, as determined as of December 28, 2009, are included below in the compensation table captioned “Estimated Payments and Benefits Following a Change in Control”.

Other Executive Officers
Under the terms of the Change in Control Severance Agreements of the executive officers (other than Mr. Hyatt), if the executive’s employment is terminated without cause following a change in control of the Company, the executive would continue to be paid his or her then-current base salary as severance, for the period of time specified in the executive’s agreement. Additionally, the executives would be reimbursed for the premiums to continue their medical and health benefits pursuant to COBRA, for the period of time of time specified in their respective agreements. The time periods for which their severance and COBRA premiums may be paid, following the termination of their employment without cause after a change-in-control of the Company, are as follows:
•	Mr. Koziel and Ms. Baue: 12 months; and
•	Mr. Bower and Ms. Iliff: 9 months.
The estimated payments and benefits to these executives following the termination of their employment without cause after a change in control of the Company, as determined as of December 28, 2009, are included below in the compensation table captioned “Estimated Benefits Upon or Following a Change in Control”.
Change-in-Control Defined
Pursuant to the terms of Mr. Hyatt’s employment agreement and the terms of the other named executives’ change in control severance agreements, a change in control is generally defined as follows:
The date on which the earlier of the following events occur: (i) either (A) the acquisition by any entity, person or group (other than ZAM Holdings, L.P., LJCB Nominees Pty Ltd., Charles G. Phillips, or any entity related to any such party) of beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act of more than 50% of the outstanding capital stock of Così entitled to vote for the election of directors (“Voting Stock”); or (B) the merger or consolidation of Così with one or more corporations or other entity as a result of which the holders of outstanding Voting Stock of Così immediately prior to such a merger or consolidation hold less than 60% of the Voting Stock of the surviving or resulting corporation or any direct or indirect parent corporation or entity of such surviving or resulting entity, and in addition to (A) or (B), (C) as a result of an event described in (A) or (B), the individuals who, at the beginning of such period, constitute the Board of Directors (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof; provided, however, that “Change in Control” will not include any event described in clauses (i) through (iii) above (A) in which the executive is a member of the acquiring group or an officer or owner of the acquiring entity or (B) if following such event, the executive continues employment as a senior executive of Così.

The estimated payments and benefits to named executive officers following a change-in-control, as determined as of December 28, 2009, are summarized in the following table.
Estimated Benefits Upon or Following a Change in Control

	Early Vesting of Stock		Early Vesting of Shares		Severance
	Options (1) (2)		or Units of Stock (2)		Payments (3)	COBRA (3)
Name	#	($)	#	($)	($)	($)
James Hyatt	—	—	110,000	58,300	600,000	10,656
William Koziel	2,996	1,588	17,500	9,275	261,500	16,389
Paul Bower	—	—	30,000	15,900	146,438	12,291
Vicki Baue	—	—	2,500	1,325	205,000	5,099
Becky Iliff	—	—	—	—	168,750	3,824

(1)	The values in this table are based on the closing price of the Company’s stock on December 28, 2009.

(2)	Solely due to a change in control of the Company, all unvested shares of stock, unvested stock options and unvested restricted stock units previously awarded would automatically vest.

(3)
Severance payments and reimbursement for COBRA premiums would be payable to James Hyatt, William Koziel, Paul Bower, Vicki Baue and Becky Iliff upon termination of their employment without cause following a change in control.

Compensation Arrangements for Termination of Employment Without Cause (other than Change in Control)
Upon termination of Mr. Hyatt’s employment without cause not related to a change in control of the Company, or Mr. Hyatt’s termination of his employment for good reason (as defined in his employment agreement), severance benefits may be paid to him in accordance with his employment agreement. Additionally, upon any such termination, the Company would be required to deliver to Mr. Hyatt shares in settlement of his vested restricted stock units, payable as soon as practicable but not more than 90 days after the date such termination occurs, subject to applicable law.
The other named executive officers are not covered under severance agreements (other than termination without cause related to a change in control) or a general severance plan, and any severance benefits payable to them would be determined by the Compensation Committee in its discretion.
James Hyatt. The initial term of Mr. Hyatt’s employment pursuant to his employment agreement is five years, subject to automatic renewal for additional successive three-year renewal options unless the Company provides Mr. Hyatt with at least 30 days’ written notice of non-renewal. Mr. Hyatt’s employment may be terminated by either party at any time for any reason. However, in the event his employment with the Company is terminated (i) by the Company without cause (as defined in his agreement), (ii) by Mr. Hyatt for good reason (as defined in his agreement), or (iii) due to Mr. Hyatt’s death or total disability (as defined in his agreement), all shares of stock and stock units previously awarded to Mr. Hyatt but unvested would immediately vest at the time of such termination.

In addition to the accelerated vesting described above, in the event Mr. Hyatt’s employment is involuntarily terminated by the Company without cause or by Mr. Hyatt for good reason, he would continue to receive his then-current base salary as severance for a period of 12 months, and he would be reimbursed for the premiums to continue his medical and health benefits pursuant to COBRA for up to 12 months, following the date of termination of his employment.
The estimated costs following termination without cause (other than due to a change in control) (as defined in his employment agreement), or termination by Mr. Hyatt for good reason (as defined in his employment agreement), determined as of December 29, 2008, are summarized in the following table:
Estimated Benefits Upon Termination Without Cause or For Good Reason
(Other Than Following a Change of Control)

	Early Vesting of Stock	Early Vesting of Shares		Severance	COBRA
	Options	of Units of Stock (1)		Payments (2)	($) (2)
Name	# ($)	#	($)	($)	($)
James Hyatt		110,000	58,300	600,000	10,656

(1)	Based on the closing price of the Company’s stock on December 28, 2009.

(2)	Severance payments and reimbursement of COBRA premiums would be payable to James Hyatt upon termination by the Company without cause or by Mr. Hyatt for good reason as reflected in the table above.
Potential Costs upon Termination for Cause
Upon termination of employment with cause, named executive officers would be paid salary and benefits accrued through the effective date of termination, representing earned but unpaid base salary and any accrued but unused vacation, and all unvested shares of restricted stock and stock options previously granted would be forfeited as of the effective date of such termination. Additionally, the Company would be required to deliver shares to Mr. Hyatt in settlement of his vested restricted stock units, as soon as reasonably practicable, but not more than 90 days, after the occurrence of such termination, subject to applicable law.
Payments upon Death
Under our benefits program, all of our eligible employees, including the named executive officers, receive basic life insurance in an amount equal to one times their annual base salary up to a maximum amount of $150,000, and they have the option to purchase additional life insurance in an amount that, together with their basic life insurance, does not exceed $500,000. Upon death, all unvested shares of restricted stock and restricted stock units previously granted would automatically fully vest.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information as of December 28, 2009, with respect to the Company’s equity compensation plans under which shares of the Company’s common stock may be issued.
Equity Compensation Plan Information (1)

Number of Securities
Remaining Available for
Future Issuance
	Number of Securities to be		Under Equity
	Issued Upon Exercise of	Weighted-Average Exercise	Compensation Plans
	Outstanding Options, Warrants,	Price of Outstanding Options,	(Excluding Securities
Plan Category	and Rights (2)	Warrants, and Rights	Reflected in Column (a)) (3)
Equity compensation plans approved by stockholders	927,534	$8.04	2,047,406

Equity compensation plans not approved by stockholders	None	None	None

Total	927,534	$8.04	2,047,406

(1)	The information in this chart is determined as of December 28, 2009.

(2)	The totals in this column reflect outstanding stock options, as the Company has not granted warrants or rights to employees.

(3)
The totals in this column pertain to the Omnibus Plan which was approved by stockholders and implemented in May 2005. There are no other long-term incentive plans applicable to employees in effect as April 5, 2010.

TRANSACTIONS WITH RELATED PERSONS
No director, executive officer or stockholder who is known to the Company to own of record or beneficially more than five percent of our common stock, or any member of the immediate family of such director, executive officer or stockholder, has a direct or indirect material interest in any transaction since the beginning of fiscal 2009, or any currently proposed transaction, in which the Company or one of its subsidiaries is a party and the amount involved exceeds $120,000.

The Company has a written policy with respect to the review, approval and ratification of related person transactions. This policy applies to any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which (i) the aggregate amount involved will or may be expected to exceed $50,000 in any fiscal year; (ii) the Company is a participant and (iii) any “related person” (defined as a director, director nominee, an executive officer or someone who owns more than 5% of our common shares, or an immediate family member of any of the foregoing persons, with certain exceptions) has or will have a direct or indirect interest. Under the policy, the Company’s General Counsel will determine whether a transaction meets the definition of a related person transaction that will require review by the Audit Committee. The Audit Committee will review all related person transactions referred to them and, based on the relevant facts and circumstances, will decide whether or not to approve such transactions. Only those transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders will be approved. If the Company becomes aware of an existing related person transaction that was not approved under this policy, the matter will be referred to the Audit Committee, and the Audit Committee will evaluate all options available, including ratification, amendment or termination of the transaction.
The Company has determined that, under the policy, the following types of transactions will be deemed to be pre-approved: (i) employment of an executive officer if the related compensation is required to be reported in the Company’s proxy statement; (ii) employment of an executive officer if he or she is not an immediate family member of another executive officer or director of the Company, the related compensation would have been reported in the Company’s proxy statement if he or she was a “named executive officer” and the Company’s Compensation Committee approved (or recommended that the Board approve) such compensation; (iii) compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement; (iv) any transaction where the related person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis; (v) any transaction involving competitive bids; (vi) any transaction in which the rates or charges incurred are subject to governmental regulation and (vii) any transaction involving bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.
The Company’s executive management team approved the above policy in April 2007. Although not previously set forth in a written policy, the Company has followed the above approval procedures when considering all related person transactions in the past.
INDEMNIFICATION
We indemnify our directors and elected officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their services to the Company. This indemnification is required under our By-laws, and we have also entered into indemnification agreements with those individuals contractually obligating us to provide this indemnification to them.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires Così’s directors, executive officers, and 10% stockholders to file reports of ownership and reports of changes in ownership of Così’s common stock and other equity securities with the SEC and The NASDAQ Global Market. Directors, executive officers, and 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to it, Così believes that during fiscal 2009, Così’s directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, other than late filing of Forms 3 and 4 by each of the following individuals: Mark Demilio (one Form 4, one transaction), Creed Ford (two Form 4s, two transactions), Robert Merritt (one Form 4, one transaction), Michael O’Donnell (one Form 4, one transaction), Karl Okamoto (one Form 4, one transaction), and Jonathan Gallen c/o Ahab Capital management, Inc. (two Form 4s, 4 transactions).
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee makes all compensation decisions required to be made by the Compensation Committee pursuant to the Compensation Committee’s Charter. The current members of the Compensation Committee are Messrs. O’Donnell and Okamoto, as Chair. None of the Compensation Committee members has served as an officer or employee of the Company. No interlocking relationship exists between the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

II. PROPOSAL NUMBER TWO — RATIFICATION OF AUDITORS
The Board of Directors has appointed the firm of BDO Seidman, LLP to be the Company’s independent registered public accounting firm for the fiscal year ended December 28, 2009, and recommends to stockholders that they vote for ratification of that appointment.
BDO Seidman, LLP has served in this capacity since August 11, 2004. A representative of BDO Seidman, LLP will be present at the Annual Meeting of Stockholders, will have an opportunity to make a statement and will be available to respond to appropriate questions.
The appointment of the independent registered public accounting firm is approved annually by the Audit Committee of the Board of Directors of Così and subsequently submitted to the stockholders for ratification. The Audit Committee reviews and approves in advance the scope of the audit, the types of non-audit services that Così will need, and the estimated fees for the coming year. The Audit Committee also reviews and approves non-audit services to ensure that these services will not impair the independence of the accountants.
Before making its recommendation to the Board of Directors for appointment of BDO Seidman, LLP, the Audit Committee carefully considered that firm’s qualifications as the Company’s independent registered public accounting firm, which included a review of BDO Seidman, LLP’s performance in the prior year, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee expressed its satisfaction with BDO Seidman, LLP in these respects.
The Company is asking its stockholders to ratify the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm. Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of BDO Seidman, LLP to stockholders for ratification because the Company values its stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. If ratification is not obtained, the Audit Committee intends to continue the engagement of BDO Seidman, LLP at least through the end of the 2010 fiscal year but will consider whether it is appropriate to select a different independent registered public accounting firm in the future. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
The Board of Directors recommends a vote “FOR” ratification of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2010.

INDEPENDENT AUDITORS
Audit and Non-Audit Fees
The following table presents the aggregate fees billed for professional services rendered by BDO Seidman, LLP in fiscal years 2009 and 2008. Other than as set forth below, no professional services were rendered or fees billed by BDO Seidman, LLP during fiscal years 2009 and 2008.

	BDO Seidman, LLP
	FY 2009 Total	FY 2008 Total
Audit Fees (1)	$390,040	$423,141

Audit-Related Fees	$14,544	$12,783

Tax Fees (2)	$53,965	$85,988

All Other Fees	$—	$—

TOTAL	$458,549	$521,912

(1)
Audit fees consist of professional services rendered for the audit of the Company’s consolidated annual financial statements and the reviews of the Company’s quarterly financial statements. This category also includes fees for work related to the requirements of Section 404 of the Sarbanes Oxley Act, review of the Annul Franchise Disclosure Document in connection with state franchise registrations, 401K audit, review of S-3, and the issuance of comfort letters, consents, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)
Tax fees consist of fees for professional services rendered to the Company for tax compliance, tax advice and tax planning, including a study relating to Section 382 of the Internal Revenue Code of 1986, as amended, with respect to the availability of certain tax benefits.

Pre-Approved Services
Consistent with SEC policies regarding auditor independence, the Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to review and pre-approve all audit, internal-control related and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, internal-control related services, tax services and other services.
Prior to engagement of the independent registered public accounting firm, the Committee shall pre-approve all audit services and all permitted non-audit services (including the estimated fees), except those excluded from requiring pre-approval based upon the de minimus exception set forth in Section 10A(i)(1)(b) of the Exchange Act. The Audit Committee also specifically pre-approves any engagement of the independent registered public accounting firm to provide internal-control related services and other services.

Prior to engaging BDO Seidman, LLP to render the above services, and pursuant to its charter, the Audit Committee approved the engagement for each of the above services and determined that the provision of such services by the independent registered public accounting firm was compatible with the maintenance of BDO Seidman, LLP’s independence in the conduct of its auditing services.
The Audit Committee will use the following procedures for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.
Before engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm will submit a detailed description of services expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.
1.
Audit Services include audit work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2.
Audit-Related Services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and, special procedures required to meet certain regulatory requirements.

3.
Tax Services include all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

4.	Other Services are those associated with services not captured in the other categories. The Company generally doesn’t request such services from the independent registered public accounting firm.
Prior to engagement, the Audit Committee pre-approves independent registered public accounting firm services within each category. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

III.	PROPOSAL NUMBER THREE — APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED CERTFICIATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK
General
In this Proposal III, the Company’s stockholders are being asked to consider and authorize the Board of Directors, in its sole discretion, to amend the Company’s Amended and Restated Certificate of Incorporation in order to effect a reverse stock split of the outstanding and treasury shares of the Company’s common stock having a split ratio ranging from one-for-two to one-for-twenty (“Split Ratio”), as such Split Ratio shall be determined by the Board of Directors to be in the best interests of the Company and its stockholders, and pay to the Company’s stockholders cash in lieu of fractional shares at fair market value, without further approval or authorization of the Company’s stockholders, at any time prior to the next Annual Meeting of Stockholders. On March 9, 2010, the Board of Directors adopted resolutions:
•
declaring the advisability of the reverse stock split on a basis ranging from one-to-two to one-to-twenty, as such Split Ratio shall be determined by the Board of Directors to be in the best interests of the Company and its stockholders, and authorizing that the outstanding and treasury shares of common stock of the Company be divided into such number of shares of common stock as shall be appropriate after giving effect to the Split Ratio (the “Reverse Stock Split”);

•	declaring the advisability of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split;
•
recommending that the Company’s stockholders authorize the Board of Directors to amend the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split without further approval or authorization of the Company’s stockholders; and

•	authorizing any other action necessary to effect the Reverse Stock Split.
If approved by stockholders, the Reverse Stock Split would become effective by filing an amendment to the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on the date, if any, selected by the Board of Directors prior to the date of the next Annual meeting of Stockholders. At 5:00 p.m Eastern time, on the date of filing the amendment, each share of common stock would automatically be changed into such number of shares of common stock as shall be appropriate after giving effect to the Split Ratio. In addition, the number of shares of common stock subject to the Company’s outstanding options and warrants and the number of shares of common stock issuable under the Company’s stock plans will each be reduced by a factor equal to the Split Ratio. Similarly, the exercise price of the Company’s outstanding options and warrants will be increased by a factor equal to the Split Ratio.

The Board of Directors reserves the right, even after stockholder approval, to forego or postpone the filing of the amendment to the Amended and Restated Certificate of Incorporation if it determines the Reverse Stock Split not to be in the best interests of the Company and its stockholders. If the Reverse Stock Split approved by the stockholders at the Annual Meeting is not implemented before the Company’s next Annual Meeting of Stockholders, the amendment will be deemed abandoned, without any further effect. In that case, the Board of Directors may again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.
Background
The Company’s common stock is currently listed on The Nasdaq Global Market. On September 15, 2009, the Company received notice from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that, for the previous 30 consecutive business days, the bid price for our common stock had closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1) and that we would be afforded 180 calendar days, or until March 15, 2010, to regain compliance with the minimum bid price requirement. On March 16, 2010, we received a letter from the Nasdaq staff stating that we had failed to comply with the $1.00 minimum bid price required for continued listing of our common stock on The Nasdaq Global Market and as a result our common stock is subject to delisting. We appealed the staff determination to a Nasdaq Listing Qualifications Panel, and in connection with this appeal, we will present a plan to the Nasdaq Listing Qualifications Panel that includes a discussion of the events that we believe will enable us to regain compliance with Nasdaq Listing Rule 5450(a)(1), which plan will include a commitment to effect a reverse stock split, if necessary. Although there can be no assurance that the Panel will grant our request for continued listing, the appeal has stayed the delisting of our stock from The Nasdaq Global Market pending the Panel’s decision. During the stay, the Company’s shares will remain listed on The Nasdaq Global Market. Alternatively, we may be eligible for an additional grace period if we satisfy all of the requirements, other than the minimum bid price requirement, for initial listing on the Nasdaq Capital Market set forth in Nasdaq Listing Rule 5505. To avail ourselves of this alternative, we would need to submit an application to transfer our securities to the Nasdaq Capital Market.
Additionally, on March 30, 2010, the Company received notice from the Listing Qualifications Department of The Nasdaq Stock market indicating that the Company’s stockholders’ equity as of December 28, 2009, did not meet the minimum requirement of $10,000,000 for continued listing on The Nasdaq Global Market as set forth in Listing Rule 5450(b)(1)(A). For the period ended December 28, 2009 and as reported in the Company’s annual report on Form 10-K, the Company’s stockholders’ equity was $9,325,000. The Company’s non-compliance with the continued listing standards relating to stockholders’ equity is in addition to the Company’s non-compliance with the continued listing standards relating to minimum share price described above. The Nasdaq Hearings Panel will also consider the Company’s noncompliance with the minimum stockholders’ equity requirement in rendering a determination regarding the Company’s continued listing on The Nasdaq Global Market. At the time of its completion, the Company’s rights offering resulted in stockholders’ equity above $10,000,000; however, there can be no assurance that the Company’s stockholder’s equity will be above the minimum requirement of $10,000,000 at the time of the Nasdaq determination or at any other time in the future.

Purposes and Risks of the Reverse Stock Split
The reason for the Reverse Stock Split is to increase the per share market price of Cosi’s common stock. In order to continue trading on The Nasdaq Global Market, Cosi must satisfy the continued listing requirements for that market. The Nasdaq Global Market requires a minimum bid price of $1.00 per share for continued listing. On April 5, 2010, the closing price of the Company’s common stock was $0.88.
The Board of Directors believes that the Reverse Stock Split would have the effect of increasing the trading price of the Company’s common stock, which would help to ensure a share price high enough to satisfy this Nasdaq listing requirement, although there can be no assurance that the common stock price will be maintained at such level.
Even if the Reverse Stock Split is implemented, there can be no assurance that we will be able to maintain the listing of its common stock on The Nasdaq Global Market. The Nasdaq Global Market maintains several other continued listing requirements currently applicable to the listing of the Company’s common stock. While we are currently in compliance with the other listing requirements (other than minimum bid price and minimum stockholders’ equity as discussed above in the section captioned “Background”), there can be no assurance that it will maintain compliance with all of these other requirements or the minimum bid price requirement. Moreover, there can be no assurance that the market price of the common stock after the Reverse Stock Split will adjust to reflect the ratio of the Reverse Stock Split or that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price. In addition, it is possible that the liquidity of the common stock will be affected adversely by the reduced number of shares outstanding following the Reverse Stock Split.
In evaluating the Reverse Stock Split, the Board of Directors also took into consideration negative factors associated with reverse stock splits. The factors include: the negative perception of reverse stock splits held by many investors, analysts and other stock market participants; the fact that the stock price of some companies that have recently effected reverse stock splits has subsequently declined back to pre-reverse stock split levels; and the costs associated with implementing the Reverse Stock Split. The Board of Directors, however, determined that these negative factors were outweighed by the purpose of greater assurance that the Company’s common stock will remain listed on The Nasdaq Global Market.
Principal Effects of the Reverse Stock Split
If the Reverse Stock Split is authorized at the Annual Meeting and the Reverse Stock Split is implemented, each outstanding and treasury share of common stock immediately prior to the effective time of the Reverse Stock Split, will automatically be changed, as of the effect time of the Reverse Stock Split, into such number of shares of common stock as shall be appropriate after giving effect to the Split Ratio. In addition, proportionate adjustments will be made to the maximum number of shares issuable under the Company’s stock plans, as well as to the number of shares underlying, and the exercise price of, the Company’s outstanding options and warrants.

No fractional shares of common stock will be issued in connection with the proposed Reverse Stock Split. Holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share, as explained more fully below under the heading “-Cash Payment in Lieu of Fractional Shares”. Because no fractional shares of common stock will be issued in connection with the proposed Reverse Stock Split, holders of less than one share of common stock after giving effect to the Split Ratio will be eliminated in the event that the Reverse Stock Split is adopted. If as a result of the Reverse Stock Split a record holder would hold less than one (1) share of common stock then such holder would no longer be a record holder of common stock and the Reverse Stock Split would decrease the number of record holders of the Company’s common stock.
Because the Reverse Stock Split will apply to all outstanding and treasury shares of common stock, the Reverse Stock Split will not alter the relative rights and preferences of existing stockholders.
If the Reverse Stock Split is authorized at the Annual Meeting and effected by filing an amendment to the Company’s Amended and Restated Certificate of Incorporation, some stockholders may consequently own “odd lots” of less than one hundred shares of common stock. Odd lots may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Therefore, those stockholders who own odd lots following the Reverse Stock Split may be required to pay higher transaction costs should they then determine to sell their shares of common stock.
If this Proposal III is approved and implemented, the Reverse Stock Split will have the effect of increasing the proportion of authorized but unissued shares of the Company’s common stock. Pursuant to the Reverse Stock Split, the number of outstanding and treasury shares of the Company’s common stock will be reduced by a factor equal to the Split Ratio; however, the number of shares of common stock and preferred stock authorized by the Company’s Amended and Restated Certificate of Incorporation will not be reduced. These additional shares would be available for issuance from time to time for corporate purposes and would provide the Company with flexibility for such actions as raising additional capital, acquiring assets and sales of stock or securities convertible into common stock. However, the additional shares of common stock that would become available for issuance if the Reverse Stock Split is approved could also be used by the Company to oppose a hostile takeover attempt or delay or prevent a change of control or changes in or removal of the Company’s management, including any transaction that may be favored by a majority of the Company’s stockholders or in which the Company’s stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, the Company’s Board of Directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the Company’s current Board of Directors. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstance, have an anti-takeover effect, the Reverse Stock Split is not being proposed in response to any effort of which the Company is aware to accumulate shares of the Company’s common stock or obtain control of the Company.

The Company’s common stock is currently registered under the Securities Exchange Act of 1934, as amended, and Cosi is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the common stock under the Exchange Act.
Stockholders Procedures For Conversion of Common Stock
Registered and Beneficial Stockholders
Upon the Reverse Stock Split, we intend to treat stockholders holding shares of Cosi Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as registered stockholders whose shares of Cosi Common Stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of Cosi Common Stock in “street name;” however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of Cosi Common Stock with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your nominee.
Registered “Book-Entry” Stockholders
The Company’s registered stockholders may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of Cosi Common Stock. They are, however, provided with a statement reflecting the number of shares of Cosi Common Stock registered in their accounts.
If you hold registered shares of Cosi Common Stock in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of Cosi Common Stock in registered book-entry form or your cash payment in lieu of any fractional interest, if applicable. If you are entitled to post-Reverse Stock Split shares of Cosi Common Stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the effective date of the Reverse Stock Split indicating the number of shares of Cosi Common Stock you hold. If you are entitled to a payment in lieu of any fractional interest, a check will be mailed to you at your registered address as soon as practicable after the effective date of the Reverse Stock Split. By signing and cashing this check, you will warrant that you owned the shares of Cosi Common Stock for which you received a cash payment. See “Fractional Shares” above for additional information.
Registered Certificated Shares
Some registered stockholders hold their shares of Cosi Common Stock in certificate form or a combination of certificate and book-entry form. If any of your shares of Cosi Common Stock are held in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the effective date of the Reverse Stock Split. The Company expects that American Stock & Transfer Company will act as exchange agent for purposes of implementing the exchange of stock certificates. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-Reverse Stock Split shares of Cosi Common Stock for a statement of holding, together with any payment of cash in lieu of fractional shares to which you are entitled. When you submit your certificate representing the pre-Reverse Stock Split shares of Cosi Common Stock, your post-Reverse Stock Split shares of Cosi Common Stock will be held electronically in book-entry form. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-Reverse Stock Split shares of Cosi Common Stock you own in book-entry form. Cosi will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-Reverse Stock Split ownership interest.

STOCKHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.
No Appraisal Rights
Cosi stockholders will not be entitled to exercise rights of appraisal in connection with the Reverse Stock Split.
Cash Payment in Lieu of Fractional Shares
In lieu of any fractional share of our common stock to which a holder of common stock would otherwise be entitled as a result of the Reverse Stock Split, the Company will pay the holder cash equal to that fraction multiplied by the then fair market value of the common stock as determined by the Board of Directors. If, at the effective time of the Reverse Stock Split, the common stock is traded on The Nasdaq Global Market, the Board of Directors has determined that the fair market value of common stock will be calculated as the average of the high and low trading prices of common stock on The Nasdaq Global Market during the regular trading hours for the five trading days immediately preceding the effective time of the Reverse Stock Split. Except for the right to receive the cash payment in lieu of a fractional share, a stockholder will not have any voting, dividend or other rights with respect to the fractional share they would otherwise be entitled to receive. Cash received in lieu of a fractional share of our common stock will be treated as payment in exchange for such common stock.
Board Discretion to Implement the Reverse Stock Split
If the Reverse Stock Split is approved at the Annual Meeting, the Board of Directors may, in its sole discretion, at any time prior to the Company’s next Annual Meeting of Stockholders, implement the Reverse Stock Split by filing the amendment to the Company’s Amended and Restated Certificate of Incorporation attached hereto as Exhibit B with the Secretary of State of the State of Delaware.
Notwithstanding the approval by the stockholders of the Reverse Stock Split at the Annual Meeting, the Board of Directors may, in its sole discretion, determine not to implement the Reverse Stock Split. Such determination will be based upon certain factors, including Cosi’s then current stock price, the existing and expected marketability and liquidity of the Company’s common stock, prevailing market conditions, the likely effect on the market price of the common stock and the costs and benefits of continuing to meet the listing requirements for the Nasdaq market. If the Board of Directors does not implement the Reverse Stock Split before the date of the Company’s next Annual Meeting of Stockholders, the authorization provided to the Board of Directors at this Annual Meeting to effect the Reverse Stock Split will no longer have any effect. In any such event, the Board of Directors would need to seek stockholder approval again at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time.

The Company’s Board of Directors believes the authorization of the Board of Directors, in its discretion, to amend the Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split of the Company’s outstanding and treasury shares of common stock without further approval or authorization of the Company’s stockholders is advisable and in the best interests of the Company and its stockholders.
Accounting Consequences
The Reverse Stock Split will not affect the par value of the common stock. As a result, at the effective time of the Reverse Stock Split, the stated capital with respect to the common stock on the Company’s balance sheet will be reduced proportionate to the effect of the Split Ratio, and the additional paid-in-capital account will be credited with the amount by which the stated capital is reduced. The Reverse Stock Split will affect the Company’s per share net income or loss and net book value per share of the common stock following the Reverse Stock Split, as there will be fewer shares of common stock outstanding.
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following discussion is a general summary of certain material U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to holders of our common stock that hold such stock as a capital asset for U.S. federal income tax purposes. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below. This summary does not apply to a holder of our common stock that is a member of a special class of holders subject to special tax rules, including, without limitation, holders subject to the alternative minimum tax, banks, insurance companies or other financial institutions, tax-exempt organizations, dealers in securities or foreign currencies, regulated investment companies, real estate investment trusts, partnerships or other pass-through entities for U.S. federal income tax purposes, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar, persons holding our common stock as part of a hedge, straddle, conversion, constructive sale or other integrated transaction, persons who acquire shares of our common stock in connection with employment or other performance of services, or U.S. expatriates. In addition, this summary does not address the tax consequences of the Reverse Stock Split arising under the unearned income Medicare contribution tax or under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than federal income taxation. This summary also does not address any tax consequences arising as a result of any transactions effected before, after or at the same time as the Reverse Stock Split, whether or not such transactions were, are or will be effected in connection with the Reverse Stock Split.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of our common stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, the administration of which is subject to the primary supervision of a U.S. court and as to which one or more United States’ persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect to be treated as a United States’ person. A “Non-U.S. Holder” is a beneficial owner (other than a partnership or entity or arrangement treated as a partnership for U.S. federal income tax purposes) of our common stock who is not a U.S. Holder.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the U.S. federal income tax consequences of a partner of such partnership generally will depend upon the status of the partner and the activities of the partnership. Such a partner or partnership is urged to consult its own tax advisor as to the U.S. federal income tax consequences of the Reverse Stock Split to such party.
We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge. EACH HOLDER OF OUR COMMON STOCK IS URGED TO CONSULT SUCH HOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.
U.S. Holders
In general, the Company believes that the Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a recapitalization, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate tax basis in the common stock received in the Reverse Stock Split generally should equal the aggregate tax basis of the common stock surrendered by such holder in the Reverse Stock Split (excluding any portion of such tax basis allocated to a fractional share of our common stock), and such U.S. Holder’s holding period in the common stock received in the Reverse Stock Split generally should include such holder’s holding period in the common stock surrendered in the Reverse Stock Split. A holder of shares of our common stock acquired on different dates and at different prices is urged to consult its own tax advisor regarding the allocation of the tax basis and holding period of such shares of common stock to the shares of common stock that such holder will receive in the Reverse Stock Split.

A U.S. Holder that receives cash in lieu of a fractional share of our common stock in the Reverse Stock Split generally will recognize dividend income or capital gain or loss depending on such U.S. Holder’s particular facts and circumstances. To the extent the cash received by a U.S. Holder in lieu of a fractional share of our common stock in the Reverse Stock Split is treated as giving rise to dividend income for U.S. federal income tax purposes, such U.S. Holder who is an individual may be taxed at a reduced rate of 15%, subject to certain limitations. To the extent the cash received by a U.S. Holder in lieu of a fractional share of our common stock in the Reverse Stock Split is treated as a sale or exchange for U.S. federal income tax purposes, such U.S. Holder generally should recognize capital gain or loss equal to the difference between the amount of cash received by such holder and the adjusted tax basis allocated to the fractional share. Any capital gain or loss recognized by a U.S. Holder generally should be treated as long-term capital gain or loss if such holder’s holding period for the common stock surrendered in the Reverse Stock Split is greater than one year at the effective time of the Reverse Stock Split. Long-term capital gains of U.S. Holders who are individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Information reporting generally will apply with respect to a U.S. Holder’s receipt of cash in lieu of a fractional share in the Reverse Stock Split. In addition, a U.S. Holder may be subject to a backup withholding tax (currently 28%) on the payment of cash in lieu of a fractional share of our common stock in the Reverse Stock Split if such holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with the applicable backup withholding requirements. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the applicable U.S. Holder’s federal income tax liability, if any, provided that such holder timely furnishes the required information to the IRS.
Non-U.S. Holders
Assuming the Reverse Stock Split qualifies as a recapitalization, a Non-U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. In general, any capital gain realized by a Non-U.S. Holder as a result of receiving cash in lieu of a fractional share of our common stock in the Reverse Stock Split should not be subject to U.S. federal income or withholding tax, unless: (1) such Non-U.S. Holder is an individual who holds our common stock as a capital asset, is present in the United States for at least 183 days during the taxable year of the Reverse Stock Split and meets certain other conditions; (2) the gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States (and, if certain income tax treaties apply, is attributable to such Non-U.S. Holder’s permanent establishment in the United States); or (3) we are or have been a “United States real property holding corporation” at any time within the shorter of the five-year period ending on the effective time of the Reverse Stock Split or the applicable Non-U.S. Holder’s holding period in our common stock, and certain other conditions are met. We do not believe that we have been over the past five years, or currently are, a United States real property holding corporation.

If the cash received by a Non-U.S. Holder in lieu of a fractional share of our common stock in the Reverse Stock Split is properly treated as giving rise to dividend income for U.S. federal income tax purposes, such income may be subject to a 30% withholding tax, unless an exemption from (or reduced rate of) withholding can be established under an applicable income tax treaty. Because the determination of whether withholding should apply is very fact specific, we may withhold and pay to the IRS taxes at a rate of 30% on any cash paid to a Non-U.S. Holder in lieu of a fractional share of our common stock in the Reverse Stock Split, unless such holder can establish that it is entitled to an exemption from (or reduced rate of) withholding under an applicable income tax treaty. However, a Non-U.S. Holder may seek a refund of any withheld amount from the IRS if such holder determines that it is not properly liable for the tax liability, including because our payment of cash in lieu of a fractional share of our common stock in the Reverse Stock Split was not properly characterized as a dividend to such holder for U.S. federal income tax purposes.
Backup withholding and information reporting generally will not apply to the payment to a Non-U.S. Holder of cash in lieu of a fractional share of our common stock in the Reverse Stock Split if such Non-U.S. Holder certifies, under penalties of perjury, that it is a Non-U.S. Holder and neither we nor the transfer agent has actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the applicable Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that such holder timely furnishes the required information to the IRS.
Each Non-U.S. Holder is urged to consult such holder’s own tax advisor with respect to the U.S. federal income tax consequences of the Reverse Stock Split to such holder, including the proper treatment for U.S. federal income tax purposes of any cash received in lieu of a fractional share of our common stock in the Reverse Stock Split and the potential application of the branch profits tax in the case of a Non-U.S. Holder that is a foreign corporation.
Vote Required for Approval
The affirmative vote of holders of a majority of the outstanding shares of Cosi Common Stock entitled to vote at the Annual Meeting is required to approve the Company’s proposal to approve the amendment to the Company’s Amended and Restated Certificate of Incorporation to authorize the Board of Directors to effect a Reverse Stock Split.
The Board of Directors recommends a vote “FOR” approval of the Amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split of the Company’s Common Stock.

IV. PROPOSAL NUMBER FOUR — RE-APPROVAL OF MATERIAL TERMS OF PERFORMANCE GOALS UNDER THE COMPANY’S 2005 OMNIBUS LONG-TERM INCENTIVE PLAN
General
The Company’s stockholders are being asked to re-approve the material terms of performance goals under the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan (the “Plan”). No increase in shares available for awards under the Plan is being proposed. Re-approval of the material terms of performance goals under the Plan is being sought to comply with section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which generally requires such re-approval by the Company’s stockholders every five years.
Reason for Shareholder Approval of this Proposal
Section 162(m) of the Code generally limits a publicly held corporation’s ability to deduct compensation in excess of $1 million in a single taxable year paid to the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) serving on the last day of the taxable year. “Performance-based” compensation that meets certain requirements is exempt from, and not counted against, the $1 million deductibility limit. Stockholder approval of the material terms used in setting performance goals will permit compensation attributable to certain performance-based awards under the Plan to qualify for the exemption from the section 162(m) deduction limitation.
Re-Approval of the Material Terms of Performance Goals under the Plan
The Plan authorizes the grant of performance awards in the form of performance shares and performance units, which awards may be structured to qualify for “performance-based compensation” exception to the $1 million deduction limitation under section 162(m) of the Code. Performance awards require satisfaction of pre-established performance goals consisting of one or more performance measures and a targeted performance level (or levels) with respect to such measures. The material terms of the performance awards are described below.
Eligible Class
All employees of the Company and its affiliates are eligible to receive performance awards under the Plan. The Compensation Committee (the “Committee”) has the authority to determine the eligible persons to whom, and the time or times at which, performance awards shall be granted under the Plan.

Terms and Conditions of Performance Awards
The Committee may specify in writing the terms and conditions applicable to performance awards, including the applicable performance goals and performance period. The performance goals shall be established within 90 days following commencement of the applicable performance period, or such earlier time as prescribed by section 162(m) of the Code. The Committee may, in its discretion, reduce the amount of any performance award on criteria as determined by the Compensation Committee. The Committee may not increase the amount of any performance award or waive the achievement of the applicable performance goals, except as the Committee may provide in the award agreement for such particular award for certain events, including but not limited to death, disability, or a change in ownership or control of the Company. Prior to the payment of any performance award, the Committee shall verify in writing as prescribed by section 162(m) of the Code that the applicable performance goals were achieved. The Committee shall have the authority to impose such other restrictions on performance awards as it may deem necessary or appropriate to ensure that such awards meet the requirements for “performance based compensation” under section 162(m) of the Code.
Performance Measures
The performance measures used by the Committee in establishing performance goals must be selected from among the following performance criteria, which may be expressed with respect to the Company or one or more operating units or groups, as the Committee may determine: cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; delivery performance; safety record; stock price; and total shareholder return.
The performance measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more performance measures. The Committee shall provide how any performance measure shall be adjusted to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction; provided, however, that no such adjustment will be made if the effect of such adjustment would cause the award to fail to qualify as “performance based compensation” within the meaning of section 162(m) of the Code.

Maximum Performance Award Amounts
No participant will receive a performance award or awards having an aggregate “Option/SAR Value,” “Performance Share Value” and “Performance Unit Value” greater than the larger of (i) $3,000,000 or (ii) the fair market value of 400,000 shares for any fiscal year of the Company (the “Self-Adjusting Cap”). For these purposes,
•
“Performance Share Value” means the fair market value, as of the date of grant of each such award, of the maximum number of shares that the participant could receive from an award of performance shares granted in the fiscal year; provided, however, that such number of shares shall be divided by the number of full fiscal years of the Company contained in the performance period of a particular award, and provided further, that if any other awards of performance shares are outstanding for such participant for a given fiscal year, the performance share value shall be increased for each such given fiscal year by the fair market value of shares that could be received by the participant under all such other awards calculated on the date each such award was granted, divided, for each such award, by the number of full fiscal years of the Company contained in the performance period of each such outstanding award.

•
“Performance Unit Value” means the maximum dollar value that the participant could receive from an award of performance units granted in the fiscal year; provided, however, that such amount shall be divided by the number of full fiscal years of the Company contained in the performance period of a particular award, and provided further, that if any other awards of performance units are outstanding for such participant for a fiscal year, the performance unit value shall be increased for each such given fiscal year by the amount that could be received by the participant under all such other awards, divided, for each such award, by the number of full fiscal years of the Company contained in the performance period of each such outstanding award.

•
“Option/ SAR Value” means the fair market value of the number of shares underlying an award of options in any fiscal year of the Company or the fair market value of a number of shares equal to the number of SARs awarded in any fiscal year of the Company, with such fair market value determined as of the date of grant of each award, multiplied by 50%.

Description of the Plan
Stockholders are encouraged to review the Plan carefully. The summary of material terms of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit C and available, without charge, upon written request to the Investor Relations Department of the Company at Cosi, Inc., 1751 Lake Cook Road, Suite 600, Deerfield, Illinois 60015, Attention: Investor Relations.
The Plan provides for the grant of (i) non-qualified stock options, (ii) incentive stock options within the meaning of section 422 of the Code, (iii) stock appreciation rights (“SARs”), (iv) restricted stock, (v) restricted stock units, (vi) performance awards (as described above), and (v) any other stock award which may be payable in shares, cash, other securities or any other form of property as may be determined by the Committee. All employees of the Company and its affiliates and members of the Board are eligible to receive awards under the Plan.

3,700,000 shares of common stock were originally reserved under the Plan upon its approval by the Company’s stockholders in 2005, of which 2,047,406 shares remain available for future awards under the Plan as of April 5, 2010. If any Shares are subject to an award that is forfeited, settled in cash, expires, or is otherwise terminated without the issuance of shares, such shares shall again be available for awards under the Plan. Any shares that are tendered by the participant or retained by the Company as full or partial payment to the Company for the purchase of an award or to satisfy tax withholding obligations in connection with an award shall be available for awards under the Plan. Upon payment of shares upon the exercise of a SAR, the number of shares available for issuance under the Plan shall be reduced only by the number of actual shares issued in such payment. On April 5, 2010, the closing price of the Company’s common stock was $0.88.
Unless sooner terminated, the Plan shall terminate on May 2, 2015.
Subject to the express provisions of the Plan, the Committee has full discretion to interpret the Plan. In so doing, the Committee has the authority to:
•	determine the eligible persons to whom, and the time or times at which, awards shall be granted;
•	determine the types of awards to be granted;
•	determine the number of shares to be covered by, or used for reference purposes, for each award;
•	impose terms, limitations, restrictions and conditions on any award as deemed appropriate;
•
adjust the number of and type of shares available for awards under the Plan, the number and type of shares subject to outstanding awards, and the exercise price with respect to any award in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off, combination, repurchase or exchange of shares or other securities of the Company, or similar corporate transaction (each a “corporate transaction”); provided, however, that any fractional shares resulting from any such adjustment shall be rounded to the nearest whole number;

•	to prescribe, amend and rescind rules and regulations relating to the Plan;
•	to use such objective or subjective factors as it determines to be appropriate, in its sole discretion; and
•	to make all other determinations deemed necessary or advisable for the administration of the Plan.
The determinations of the Committee pursuant to its authority under the Plan will be conclusive and binding.

Non-Qualified Stock Options
The terms of a non-qualified stock option (“NQSOs”), including duration, vesting and exercise price, shall be determined by the Committee at the time of grant, provided that the exercise price shall not be less than 100% of the fair market value of a share of common stock on the date of grant.
Incentive Stock Options
Options intended to qualify as incentive stock options (“ISOs”) under section 422 of the Code must have an exercise price at least equal to fair market value on the date of grant. ISOs may not be exercisable more than 10 years from the date the option is granted. If any of the Company’s employees, or those of its subsidiaries, owns or is deemed to own at the date of grant shares of stock representing in excess of 10% of the combined voting power of all classes of the Company’s stock, the exercise price for the ISOs granted to that employee may not be less than 110% of the fair market value of the underlying shares on that date and the option may not be exercisable more than five years from the date the option is granted.
Stock Appreciation Rights
The terms of a stock appreciation right (“SAR”) including vesting schedule, form of payment and treatment upon termination of employment, shall be determined by the Committee and set forth in the applicable award agreement evidencing such award, provided that the exercise price shall not be less than 100% of the fair market value of a share of common stock on the date of grant.
Restricted Stock and Restricted Stock Unit Awards
The terms and conditions of restricted stock and restricted stock unit awards, including the vesting schedule, purchase price, if any, deferrals allowed or required, treatment upon termination of employment shall be determined by the Committee and set forth in the applicable award agreement evidencing such award.
Modification or Termination of the Plan
Subject to the approval of the Board, where required, the Committee may alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no action shall be taken by the Board or the Compensation without the approval of stockholders that would: (i) increase the maximum number of shares that may be issued under the Plan, except as permitted with respect to a corporate transaction as described under the Plan; (ii) increase the limits applicable to awards under the Plan, except with respect to a corporate transaction as described under the Plan and with respect to the Self-Adjusting Cap; (iii) allow for an exercise price below the fair market value of shares on the date of grant of an option or SAR, unless such option or SAR is granted pursuant to an assumption or substitution of another option or stock appreciation right in a manner that satisfies the requirements of section 424(a) of the Code; (iv) permit re-pricing of any outstanding option or SAR, except that this restriction shall not apply to the options or SARs granted pursuant to an assumption or substitution of another option or stock appreciation right in a manner that satisfies the requirements of section 424(a) of the Code or to an adjustment made in connection with a corporate transaction as described under the Plan; or (v) require approval of the Company’s stockholders under any applicable law, regulation or rule. Notwithstanding the foregoing, no amendment of the Plan shall, without the written consent of the applicable participant, terminate or adversely affect any right or obligation under an award previously granted under the Plan.

Certain Federal Income Tax Consequences
The following description is based on the Code and applicable regulations thereunder in effect on the date hereof. Any subsequent changes in the Code or such regulations may affect this description. In addition, this description does not address any state, local or foreign tax consequences or any circumstances that may be unique to a particular participant.
Non-Qualified Stock Options
In general, the grant of an NQSO generally will not result in taxable income to the grantee or an income tax deduction to the Company. The holder of an NQSO generally recognizes ordinary compensation income at the time the NQSO is exercised in an amount equal to the excess of the fair market value of the shares of common stock acquired over the exercise price of the option. The Company is generally entitled to a corresponding deduction at that time for the amount of compensation income includible in the grantee’s income. The grantee’s basis in the shares acquired upon exercise of an NQSO is equal to the sum of (i) the exercise price paid for the common stock, and (ii) the amount included in the grantee’s income upon exercise. Any further gain (or loss) upon subsequent disposition of the shares will be capital gain (or loss) and will be long-term or short-term depending upon the amount of time the shares were held following exercise.
Incentive Stock Options
In general, neither the grant nor the exercise of an ISO will result in taxable income to the employee or a deduction to the Company. However, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price paid constitutes an item of adjustment that must be taken into account in determining the employee’s alternative minimum taxable income.
If the employee holds the shares acquired upon exercise of an ISO until the later of two years after grant of the ISO or one year after exercise, and if he or she has been an employee of the Company or a subsidiary at all times from the date of grant of the ISO until the date three-months before the date of exercise, then any gain (or loss) realized by the employee on a subsequent disposition of the shares will be long-term capital gain (or loss). However, if the employee disposes of the shares acquired upon exercise of an ISO during the two-year period following grant of the ISO or the one-year period following exercise, the employee is generally required to recognize, as ordinary income for the year in which the disposition occurred, the amount by which the fair market value of the shares on the date of exercise of the ISO exceeds the exercise price paid, and the Company will be entitled to a corresponding compensation deduction for such year. In the case of such a disposition, the employee’s basis in the shares disposed of is equal to the sum of the exercise price paid and the amount includible in his or her income as compensation.
Stock Appreciation Rights
In general, the grant of an SAR does not result in taxable income to the grantee or a deduction by the Company. Upon the exercise of an SAR, the grantee generally recognizes compensation income equal to the amount of cash, plus the fair market value of common stock or other property received, and the Company is generally entitled to a compensation deduction in a like amount.

Restricted Stock
The grant of Restricted Stock generally does not result in taxable income to the grantee or a deduction to the Company provided that the Restricted Stock is subject to substantial risk of forfeiture (unless an early income election is made by the recipient pursuant to section 83(b) of the Code within 30 days of receipt of such award). Upon vesting of Restricted Stock (i.e., at such time as the Restricted Stock is no longer subject to substantial risk of forfeiture and assuming no 83(b) election was made), the grantee generally recognizes compensation income equal to the then-current fair market value of common stock received, less any amount paid, and the Company is generally entitled to a compensation deduction in a like amount (subject to any limitations under section 162(m)).
Restricted Stock Units
The grant of restricted stock units generally does not result in taxable income to the grantee or a deduction to the Company. Upon settlement of a restricted stock unit award, the grantee will generally recognizes compensation income equal to the amount of cash, plus the fair market value of common stock or other property received, and the Company will generally be entitled to a compensation deduction in a like amount (subject to any limitations under section 162(m)).
Limitations on Company Deductions
Compensation that qualifies as “performance-based” compensation is excluded from the $1 million deductibility cap under section 162(m) of the Code, and therefore remains deductible by the company that pays it. Under the Plan, options and SARs granted will be, and performance awards which are conditioned upon achievement of performance goals may be, intended to qualify as such “performance-based” compensation. A number of requirements must be met, however, in order for particular compensation to so qualify. Accordingly, there can be no assurance that such compensation under the Plan will be fully deductible under all circumstances.
The Board of Directors recommends a vote “FOR” Re-Approval of the Material Terms of the Performance Goals under the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan.

OTHER MATTERS
The Board of Directors does not intend to bring any other business before the meeting, and as far as is known by the Board, no matters are to be brought before the meeting except as disclosed in the Notice of Annual Meeting of Stockholders. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
ANNUAL REPORT AND FINANCIAL STATEMENTS
A copy of Così’s Annual Report, which incorporates its Form 10-K for the fiscal year ended December 28, 2009, including audited financial statements set forth therein, was sent to all stockholders of Così along with this Proxy Statement.
SOLICITATION OF PROXIES
The proxy accompanying this Proxy Statement is solicited by the Così Board of Directors. Proxies may be solicited by officers, directors and regular supervisory and executive employees of Così, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. Così may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners. All of the costs of solicitation of proxies will be paid by Così.

STOCKHOLDERS’ PROPOSALS FOR NEXT ANNUAL MEETING
In accordance with the rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with the Company’s 2011 Annual Meeting of Stockholders must submit such proposal to Così no later than [●].
In addition, Così’s By-laws have an advance notice procedure for stockholders to bring business before an Annual Meeting of Stockholders. The advance notice procedure requires that a stockholder interested in presenting a proposal for action at the 2011 Annual Meeting of Stockholders must deliver a written notice of the proposal, together with certain specified information relating to such stockholder’s stock ownership and identity, to Così’s Secretary not earlier than [●], nor later than [●]. However, in the event that the 2010 Annual Meeting is called for a date that is not within 30 days before or after the anniversary date of the 2010 Annual Meeting of Stockholders, notice by the stockholder, in order to be timely, must be so received not later than the close of business on the tenth day following the day on which notice of the date of the 2010 Annual Meeting of Stockholders was mailed or public disclosure of the date of the Annual Meeting of Stockholders was made, whichever first occurs. If the Company does not receive timely notice, the proxy holders will vote on the matter, if presented at the meeting, in their discretion.

By order of the Board of Directors,

Mark Demilio
Chairman
Dated: April [●], 2010.

EXHIBIT A
COSÌ, INC.
BOARD OF DIRECTOR CANDIDATE GUIDELINES
The Nominating/Corporate Governance Committee of Così, Inc. (“Corporation”) identifies, evaluates and recommends candidates to become members of the Board of Directors (“Board”) with the goal of creating a balance of knowledge, experience and diversity. Stockholders may also recommend candidates to the Nominating/Corporate Governance in accordance with the procedure set forth in the Nominating/Corporate Governance Committee Charter. Candidates are reviewed in the context of current composition of the Board, the operating requirements of the Corporation and the long-term interests of the Corporation’s stockholders and are evaluated for their character, judgment, business experience and acumen. In conducting this assessment, the Committee will consider and evaluate director-candidates based upon the following factors:
•	Candidates must be independent pursuant to the requirements of the National Association of Security Dealers (“NASD”).
•	Candidates should be at least 21 years of age.
•	Candidates should be accomplished in their respective fields and have reputations, both personal and professional, that are consistent with the image and reputation of the Corporation.
•	Candidates should be ethical individuals of proven judgment and competence, possessing professional experience and skills that are complementary to the needs of the Corporation.
•
Candidates should have the ability to read and understand basic financial statements. The Nominating/Governance Committee will also determine if any of the candidates satisfy the criteria for being an “audit committee financial expert,” as defined by the Securities and Exchange Commission.

•	Candidates should have knowledge of the Corporation and issues affecting the Corporation.
•	Candidates should be committed to enhancing stockholder value.

•	Candidates should understand, or have the capacity to understand, fully the legal responsibilities of a director and the governance processes of a public company.
•	Candidates should have demonstrated the ability and be willing to apply sound, objective and independent business judgment, and to assume broad, fiduciary responsibility.
•	Candidates should have, and be willing to devote sufficient time to fulfill their obligations to the Corporation and its stockholders.
•	Candidates should not have any prohibitive interlocking relationships or conflicts of interest.
•	Candidates should be able to develop a good working relationship with other Board members and contribute to the Board’s working relationship with the senior management of the Corporation.

EXHIBIT B
CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF COSI, INC.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

Cosi, Inc., a corporation organized and existing under the General Corporation law of the State of Delaware (the “Corporation”, hereby certifies as follows:
1. The Amended and Restated Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on [●] and amendments to the Certificate of Incorporation were subsequently duly filed and recorded.
2. Section [4.1 of ARTICLE IV] of the Amended and Restated Certificate of Incorporation is amended to read in full as follows:
“Total Number of Shares of Stock. The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is                      (                     million) shares. The authorized capital stock is divided into                      (                     million) shares of preferred stock, of the par var value $.01 each (the “Preferred Stock”), and                      (                     million) shares of common stock, of the par value $.01 each (the “Common Stock”). For the purposes of this Article IV, references to the “Board of Directors” shall refer to the Board of Directors of the Corporation as established in accordance with Article V of the Certificate of Incorporation and references ot the “Certificate of Incorporation” shall refer to this Restated Certificate of Incorporation as the same may be amended from time to time. “
3. Upon the effectiveness of the foregoing amendment to Article IV of the Amended and Restated Certificate of Incorporation, each outstanding and treasury share of common stock would automatically be changed into [●] of a share of common stock. In addition, the number of shares of common stock subject to the Corporations outstanding options and warrants and the number of shares of common stock issuanble under the Corporation’s stock plans will each be reduced by a factor of five. Similarly, the exercise price under the Corporation’s stock plans will each be increased by a factor of [●]. No fractional interests resulting form such conversion shall be issued but, in lieu thereof, the Corporation will pay cash for each currently outstanding and treasury share of Common Stock, par value $.01 per share, representing such fractional interest, at the fair market value for one share of the Corporation’s Common Stock. For the purposes of this paragraph, the fair market value for one share of the Corporation’s Common Stock shall be calculated as the average of the high and low trading prices of the Common Stock on The Nasdaq Global Market during regular trading hours for the five trading days immediately preceding the effective time of this amendment. If the Corporation’s Common Stock is not then traded on The Nasdaq Global Market, the fair market value shall be as determined by the Board of Directors of the Corporation.

4. The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto ad this certificate to be signed by its President and attested by its Secretary this [●] day of [●], 20 [●].

Cosi, Inc.
By:
James Hyatt
President and Chief Executive Officer

Attest:

By:
William Koziel
Secretary

EXHIBIT C
COSI, INC. 2005 OMNIBUS LONG-TERM INCENTIVE PROGRAM
SECTION 1. PURPOSE: The purpose of the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan is to provide certain employees of Cosi, Inc. and its Affiliates (as hereinafter defined) and members of the Board (as hereinafter defined) with the opportunity to receive stock-based and other long-term incentive grants in order to attract and retain qualified individuals and to align their interests with those of stockholders.
SECTION 2. EFFECTIVE DATE: This Plan will become effective as of May 2, 2005, subject to the approval of the stockholders at the Annual Meeting to be held on May 2, 2005, 2005. Unless sooner terminated as provided herein, the Plan shall terminate ten years from May 2, 2005. After the Plan is terminated, no future Awards may be granted under the Plan, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions.
SECTION 3. DEFINITIONS: As used in this Plan, unless the context otherwise requires, each of the following terms shall have the meaning set forth below.
(a)	“Affiliate” shall mean any entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company.
(b)
“Award” shall mean a grant of an Option, SAR, Restricted Stock Award, Performance Award, or Other Stock Award pursuant to the Plan, which may, as determined by the Committee, be in lieu of other compensation owed to a Participant.

(c)
“Award Agreement” shall mean an agreement, either in written or electronic format, in such form and with such terms and conditions as may be specified by the Committee, which evidences the terms and conditions of an Award.

(d)	“Board of Directors” or “Board” shall mean the board of directors of the Company.
(e)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any references to a particular section of the Code shall be deemed to include any successor provision thereto.

(f)
“Committee” shall mean the Compensation Committee or such other committee of the Board of Directors, which shall consist solely of two or more “outside directors” within the meaning of Section 162(m) of the Code and “non-employee directors” within the meaning of Securities and Exchange Commission Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, or any such successor provision thereto.

(g)	“Company” shall mean Cosi, Inc., a Delaware corporation.

(h)	Intentionally omitted.

(i)	“Eligible Employee” shall mean an employee of the Company or any Affiliate.

(j)
“Exercise Price” shall mean an amount, as determined by the Committee, at which an Option or SAR can be exercised by a Participant, which amount shall not be less than the Fair Market Value of a Share on the date such Award is granted, unless such Option or SAR is granted pursuant to an assumption or substitution of another option or stock appreciation right in a manner that satisfies the requirements of Section 424(a) of the Code.

(k)
“Fair Market Value” shall mean, unless otherwise determined by the Committee, the closing stock price for a Share as reported on a national securities exchange if the Shares are then being traded on such an exchange. If no closing price was reported for such date, the closing price on the last preceding day on which such a price was reported shall be used.

(l)	“Incentive Stock Option” shall mean an Option which is intended to meet the requirements set forth in Section 422 of the Code and which only Eligible Employees are eligible to receive.

(m)	“Nonqualified Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.

(n)	“Option” shall mean the right to purchase a Share granted pursuant to Section 8, which may take the form of either an Incentive Stock Option or a Nonqualified Stock Option.

(o)
“Other Stock Award” shall mean an Award of Shares or Awards that are valued in whole or in part, or that are otherwise based on, Shares, including but not limited to dividend equivalents or amounts which are equivalent to all or a portion of any federal, state, local, domestic, or foreign taxes relating to an Award, which may be payable in Shares, cash, other securities, or any other form of property as the Committee shall determine, subject to the terms and conditions set forth by the Committee and granted pursuant to Section 12.

(p)	“Participant” shall mean an Eligible Employee or member of the Board selected by the Committee to receive Awards under the Plan.

(q)	“Performance Awards” shall mean Awards of Performance Shares or Performance Units.
(r)	“Performance Goal(s)” shall mean the level or levels of Performance Measures established by the Committee pursuant to Section 7.
(s)
“Performance Measures” shall mean any of the following performance criteria, either alone or in any combination, which may be expressed with respect to the Company or one or more operating units or groups, as the Committee may determine: cash flow; cash flow from operations; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; delivery performance; safety record; stock price; and total shareholder return. Performance Measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more Performance Measures. The Committee shall provide how any Performance Measure shall be adjusted to the extent necessary to prevent dilution or enlargement of any Award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction; provided, however, that no such adjustment will be made if the effect of such adjustment would cause the Award to fail to qualify as “performance based compensation” within the meaning of Section 162(m) of the Code.

(t)	“Performance Period” shall mean a period established by the Committee pursuant to Section 7 at the end of which one or more Performance Goals are to be measured.
(u)
“Performance Share” shall mean an Award denominated in Shares, which is earned during a specified period subject to the terms and conditions as determined by the Committee and granted pursuant to Section 11.

(v)
“Performance Unit” shall mean an Award denominated in units having a value in dollars or such other currency, as determined by the Committee, which is earned during a specified period subject to the terms and conditions as determined by the Committee and granted pursuant to Section 11.

(w)	“Plan” shall mean the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan, as amended and restated from time to time.
(x)	“Restricted Stock” shall mean an Award of Shares, subject to such terms and conditions as determined by the Committee and granted pursuant to Section 10.
(y)	“Restricted Stock Award” shall mean an Award consisting of Restricted Stock or Restricted Stock Units.
(z)
“Restricted Stock Unit” shall mean an Award consisting of a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share, payable in cash or Shares, and representing an unfunded and unsecured obligation of the Company, subject to such terms and conditions as determined by the Committee and granted pursuant to Section 10.

(aa)	“Shares” shall mean shares of common stock, $0.01 par value, of the Company.
(bb)
“Stock Appreciation Right” or “SAR” shall mean an Award, which represents the right to receive the difference between the Fair Market Value of a Share on the date of exercise and an Exercise Price, payable in cash or Shares, subject to such terms and conditions as determined by the Committee and granted pursuant to Section 9.

SECTION 4. ADMINISTRATION: Subject to the express provisions of this Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable for the administration of the Plan. In exercising its discretion, the Committee may use such objective or subjective factors as it determines to be appropriate in its sole discretion. The determinations of the Committee pursuant to its authority under the Plan shall be conclusive and binding. The Committee may delegate to one or more officers of the Company the authority, subject to the terms and conditions as the Committee shall determine, to grant Awards to employees who are not officers or members of the Board for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

SECTION 5. SHARES AVAILABLE FOR AWARDS
(a)	Subject to adjustment as provided in Section 5(g), the maximum number of Shares available for issuance under the Plan shall be 3,700,000.
(b)
If any Shares are subject to an Award that is forfeited, settled in cash, expires, or is otherwise terminated without the issuance of Shares, such Shares shall again be available for Awards under the Plan. Any Shares that are tendered by the Participant or retained by the Company as full or partial payment to the Company for the purchase of an Award or to satisfy tax withholding obligations in connection with an Award shall be available for Awards under the Plan. Upon payment of Shares upon the exercise of a SAR, the number of Shares available for issuance under the Plan shall be reduced only by the number of actual Shares issued in such payment.

(c)
Unless otherwise determined by the Committee, Awards that are designed to operate in tandem with other Awards shall not be counted against the maximum number of Shares available under Section 5(a) in order to avoid double counting.

(d)
Notwithstanding the foregoing, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate number of Shares stated in Section 5(a), subject to adjustment as provided in Section 5(g) to the extent that such adjustment does not affect the ability to grant or the qualification of Incentive Stock Options under the Plan.

(e)	Subject to adjustment as provided in Section 5(g), the maximum number of Shares under the Plan that are available for Awards other than Options and SARs shall be 3,700,000.
(f)
Any Shares issued under the Plan shall consist, in whole or in part, of authorized and unissued Shares, Shares purchased in the open market or otherwise, Shares in treasury, or any combination thereof, as the Committee or, as appropriate, the Board may determine.

(g)
In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, or similar corporate transaction, as determined by the Committee, the Committee shall, in such manner as it may deem equitable and to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust the number and type of Shares available for Awards under the Plan, the number and type of Shares subject to outstanding Awards, and the Exercise Price with respect to any Award; provided, however, that any fractional Share resulting from an adjustment pursuant to this Section 5(g) shall be rounded to the nearest whole number.

SECTION 6. ELIGIBILITY: The Committee from time to time may designate which Eligible Employees and members of the Board shall become Participants under the Plan.

SECTION 7. CODE SECTION 162(m) PROVISIONS
(a)
Notwithstanding any other provision of the Plan, if the Committee determines at the time an Award is made to a Participant that such Participant is or may be for the tax year in which the Company would claim a tax deduction in connection with the Award, a Covered Employee (as that term is defined in Section 162(m) of the Code), the Committee may provide, in writing, that this Section 7 is applicable to such Award under such terms and conditions as the Committee may specify.

(b)
Notwithstanding any other provision of the Plan other than Section 5(g), if the Committee provides that this Section 7 is applicable to a particular Award, no Participant shall receive such an Award or Awards having an aggregate Option/SAR Value, Performance Share Value, and Performance Unit Value (as hereinafter defined) of greater than the larger of $3,000,000 or the Fair Market Value of 400,000 Shares for any fiscal year of the Company, where: (i) the Option/SAR Value shall mean the Fair Market Value of the number of Shares underlying an Award of Options in any fiscal year of the Company or the Fair Market Value of a number of Shares equal to the number of SARs awarded in any fiscal year of the Company, with such Fair Market Value determined as of the date of grant of each Award, multiplied by 50%; (ii) the Performance Share Value shall mean the Fair Market Value, as of the date of grant of each such Award, of the maximum number of Shares that the Participant could receive from an Award of Performance Shares granted in the fiscal year; provided, however, that such number of Shares shall be divided by the number of full fiscal years of the Company contained in the Performance Period of a particular Award, and provided further, that if any other Awards of Performance Shares are outstanding for such Participant for a given fiscal year, the Performance Share Value shall be increased for each such given fiscal year by the Fair Market Value of Shares that could be received by the Participant under all such other Awards calculated on the date each such Award was granted, divided, for each such Award, by the number of full fiscal years of the Company contained in the Performance Period of each such outstanding Award; or (iii) the Performance Unit Value shall mean the maximum dollar value that the Participant could receive from an Award of Performance Units granted in the fiscal year, provided, however, that such amount shall be divided by the number of full fiscal years of the Company contained in the Performance Period of a particular Award, and provided further, that if any other Awards of Performance Units are outstanding for such Participant for a given fiscal year, the Performance Unit Value shall be increased for each such given fiscal year by the amount that could be received by the Participant under all such other Awards, divided, for each such Award, by the number of full fiscal years of the Company contained in the Performance Period of each such outstanding Award; provided, however, that the limitations set forth in this Section 7(b) shall be subject to adjustment under Section 5(g) of the Plan only to the extent that such adjustment does not affect the status of any Award intended under this Section 7 to qualify as “performance based compensation” under Section 162(m) of the Code. If an Option is granted in tandem with a SAR, such that exercise of the Option or SAR with respect to one Share cancels the tandem Option or SAR, respectively, with respect to such Share, the tandem Option and SAR with respect to such Share shall be counted as covering only one Share for purposes of applying the limitation set forth in this Section 7(b).

(c)
If an Award is subject to this Section 7, the grant of any Shares or cash shall be subject to the attainment of Performance Goals for the Performance Period. The Committee shall establish the Performance Goals within 90 days following the commencement of the applicable Performance Period, or such earlier time as prescribed by Section 162(m) of the Code or regulations thereunder, and a schedule detailing the total amount which may be available for payout based upon the relative level of attainment of the Performance Goals.

(d)
The Committee may, in its discretion, reduce the amount of any Award subject to this Section 7 based on such criteria as it shall determine. However, the Committee may not increase the amounts payable pursuant to any Award subject to this Section 7 or waive the achievement of the applicable Performance Goals, except as the Committee may provide in a particular Award’s Award Agreement for certain events, including but not limited to death, disability, or a change in ownership or control of the Company.

(e)
Prior to the payment of any Award subject to this Section 7, the Committee shall verify in writing as prescribed by Section 162(m) of the Code or the regulations thereunder that the applicable Performance Goals were achieved.

(f)
The Committee shall have the authority to impose such other restrictions on Awards subject to this Section 7 as it may deem necessary or appropriate to ensure that such Awards meet the requirements for “performance based compensation” under Section 162(m) of the Code.

SECTION 8. OPTIONS: Subject to the terms and conditions of the Plan, the Committee may grant to Participants Options on such terms and conditions as the Committee may prescribe in such Option’s Award Agreement, including, but not limited to, the Exercise Price; vesting schedule; method of payment of the Exercise Price; treatment upon termination of employment; and other terms and conditions that the Committee may deem appropriate.
SECTION 9. STOCK APPRECIATION RIGHT: Subject to the terms and conditions of the Plan, the Committee may grant to Participants SARs on such terms and conditions as the Committee may prescribe in such SAR’s Award Agreement, including, but not limited to, the Exercise Price; vesting schedule; form of payment; treatment upon termination of employment; and other terms and conditions that the Committee may deem appropriate.
SECTION 10. RESTRICTED STOCK AWARD: Subject to the terms and conditions of the Plan, the Committee may grant to Participants Restricted Stock Awards on such terms and conditions as the Committee may prescribe in such Restricted Stock Award’s Award Agreement, including, but not limited to, the vesting schedule; purchase price, if any; deferrals allowed or required; treatment upon termination of employment; and other terms and conditions that the Committee may deem appropriate.

SECTION 11. PERFORMANCE AWARDS: Subject to the terms and conditions of the Plan, the Committee may grant to Participants Performance Awards on such terms and conditions as the Committee may prescribe in such Performance Award’s Award Agreement, including, but not limited to, the performance period; performance criteria; treatment upon termination of employment; and other terms and conditions that the Committee may deem appropriate.
SECTION 12. OTHER STOCK AWARDS: Subject to the terms and conditions of the Plan, the Committee may grant to Participants Other Stock Awards on such terms and conditions as the Committee may prescribe in such Other Stock Award’s Award Agreement, including, but not limited to, the vesting schedule, if any; purchase price, if any; deferrals allowed or required; treatment upon termination of employment; and other terms and conditions that the Committee may deem appropriate.
SECTION 13. PROHIBITION ON REPRICING: The Committee shall not reduce the Exercise Price of any outstanding Option or SAR, whether through amendment, cancellation, replacement, or any other means, without the approval of stockholders. This Section 13 shall not be construed to apply: (i) to the Options or SARs granted pursuant to an assumption or substitution of another option in a manner that satisfies the requirements of Section 424(a) of the Code; or (ii) to an adjustment made pursuant to Section 5(g) of the Plan.
SECTION 14. WITHHOLDING: The Committee may make such provisions and take such steps as it may deem necessary and appropriate for the withholding of any taxes that the Company is required by law or regulation of any governmental authority, whether federal, state, local, domestic, or foreign, to withhold in connection with the grant, exercise, payment, or removal of restrictions of an Award, including, but not limited to, requiring the Participant to remit to the Company an amount sufficient to satisfy such withholding requirements in cash or Shares or withholding cash or Shares due or to become due with respect to the Award at issue.
SECTION 15. POSTPONEMENT OF ISSUANCE AND DELIVERY: The issuance and delivery of any Shares under this Plan may be postponed by the Company for such period as may be required to comply with any applicable requirements under any applicable listing requirement of any national securities exchange or any law or regulation applicable to the issuance and delivery of Shares, and the Company shall not be obligated to issue or deliver any Shares if the issuance or delivery of such Shares shall constitute a violation of any provision of any law or regulation of any governmental authority or any national securities exchange.
SECTION 16. NO RIGHT TO AWARDS: No employee or member of the Board shall have any claim to be granted any Award under the Plan, and there is no obligation for uniform treatment of employees or members of the Board under the Plan. The terms and conditions of Awards need not be the same with respect to different Participants.

SECTION 17. NO RIGHT TO EMPLOYMENT OR DIRECTORSHIP: The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or an Affiliate or any right to remain as a member of the Board, as the case may be. The Company may at any time terminate an employee’s employment or remove a member of the Board free from any liability or any claim under the Plan, unless otherwise provided in the Plan or an Award Agreement.
SECTION 18. NO RIGHTS AS A SHAREHOLDER: A Participant shall have no rights as a shareholder with respect to any Shares covered by an Award until the date of the issuance and delivery of such Shares.
SECTION 19. SEVERABILITY: If any provision of the Plan or any Award is, becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or such Award shall remain in full force and effect.
SECTION 20. NO TRUST OR FUND CREATED: Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent any person acquires a right to receive payments from the Company or an Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
SECTION 21. HEADINGS: Headings are given to the Sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provisions thereof.
SECTION 22. NONASSIGNABILITY: Unless otherwise determined by the Committee, no Participant or beneficiary may sell, assign, transfer, discount, or pledge as collateral for a loan, or otherwise anticipate any right to payment under the Plan other than by will or by the applicable laws of descent and distribution.
SECTION 23. INDEMNIFICATION: In addition to such other rights of indemnification as members of the Board or the Committee or officers or employees of the Company or an Affiliate to whom authority to act for the Board or Committee is delegated may have, such individuals shall be indemnified by the Company against all reasonable expenses, including, without limitation, attorneys’ fees and costs, incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal thereof, to which any such individual may be a party by reason of any action taken or failure to act under or in connection with the Plan or any right granted hereunder and against all amounts paid by such individual in a settlement thereof that is approved by the Company’s legal counsel or paid in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged that such person is liable for gross negligence, bad faith, or intentional misconduct; provided, however, that any such individual shall give the Company an opportunity, at its own expense, to defend the same before such individual undertakes to defend such action, suit, or proceeding.

SECTION 24. FOREIGN JURISDICTIONS: The Committee may adopt, amend, or terminate arrangements, not inconsistent with the intent of the Plan, to make available tax or other benefits under the laws of any foreign jurisdiction to Participants subject to such laws or to conform with the laws and regulations of any such foreign jurisdiction.
SECTION 25. TERMINATION AND AMENDMENT: Subject to the approval of the Board, where required, the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no action shall be taken by the Board or the Committee without the approval of stockholders that would:
(a)	Increase the maximum number of Shares that may be issued under the Plan, except as provided in Section 5(g);
(b)	Increase the limits applicable to Awards under the plan, except as provided in Sections 5(g) and 7(b);
(c)	Allow for an Exercise Price below the Fair Market Value of Shares on the date of grant of an Option or SAR, except as provided in Section 3(j);
(d)	Permit the repricing of outstanding Options or SARs, as provided in Section 13; or
(e)	Require approval of the Company’s stockholders under any applicable law, regulation, or rule.
Notwithstanding the foregoing, no termination or amendment of the Plan may, without the consent of the applicable Participant, terminate or adversely affect any right or obligation under an Award previously granted under the Plan.
SECTION 26. APPLICABLE LAW: This Plan shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to its principles of conflict of laws.

ANNUAL MEETING OF STOCKHOLDERS OF
COSÌ, INC.
[●], 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL
The Notice of Meeting, Proxy Statement, and Proxy Card
are available at www.getcosi.com in the Investor Info section
PLEASE DATE, SIGN AND MAIL
YOUR PROXY CARD IN THE ENVELOPE
PROVIDED AS SOON AS POSSIBLE.
Please detach along perforated line and mail in the envelope provided.

☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF
DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

1. Election of Directors:		NOMINEES:

☐	FOR ALL NOMINEES	☐	Mark Demilio
		☐	Creed L. Ford, III
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐	James Hyatt

☐	FOR ALL EXCEPT (See Instructions Below)

INSTRUCTION:	To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and check the box next to each nominee you wish to withhold, as shown here: ☑

		FOR	AGAINST	ABSTAIN

2.	Ratification of BDO Seidman, LLP, as the Company’s independent registered public accounting firm.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

3.	Approval of the Amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the outstanding and treasury shares of the Company’s common stock and pay to stockholders cash in lieu of fractional shares at fair market value.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

4.	Re-approval of the material terms of the performance goals under the Company’s 2005 Omnibus Long- Term Incentive Plan.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

COSÌ, INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON [●], 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Mark Demilio and James Hyatt, and each or either of them, with full power of substitution, as his or her true and lawful agents and proxies (“Proxies”) to represent the undersigned at the Annual Meeting of Stockholders of Così, Inc. (“Così” or the “Company”) to be held at [●], on [●], 2010, at [●] local time, and at any adjournments or postponements thereof, and authorizes said Proxies to vote all shares of Così shown on the other side of this card with all the powers the undersigned would possess if personally thereat.
THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL OF THE NAMED NOMINEES AND “FOR” THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PERMIT THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT OF THE OUTSTANDING AND TREASURY SHARES OF THE COMPANY’S COMMON STOCK AND PAY TO THE COMPANY’S STOCKHOLDERS CASH IN LIEU OF FRACTIONAL SHARES AT FAIR MARKET VALUE, AND “FOR” THE RE-APPROVAL OF MATERIAL TERMS OF PERFORMANCE GOALS UNDER THE COMPANY’S 2005 OMNIBUS LONG-TERM INCENTIVE PLAN. DISCRETIONARY AUTHORITY IS HEREBY GRANTED WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF COSÌ SOLICITING PROXIES FOR THE 2009 ANNUAL MEETING.
All previous proxies given by the undersigned to vote at the Annual Meeting or at any adjournment or postponement thereof are hereby revoked.
(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)